Dated:  16th April, 2008

FBB - FIRST BUSINESS BANK S.A.
(as Bank)

- and -

PARAGON SHIPPING INC.
 (as borrower)

- and -

CAMELIA NAVIGATION S.A.
(as corporate guarantor)

CREDIT AGREEMENT for a secured floating interest rate revolving credit facility of up to US$30,000,000

TABLE OF CONTENTS

CLAUSE                                                                                            HEADINGS                          PAGE

1.           PURPOSE, DEFINITIONS AND INTERPRETATION

2.           THE FACILITY AND THE DRAWDOWN OF THE ADVANCES

3.           INTEREST AND INTEREST PERIODS

4.           REPAYMENT - PREPAYMENT OF THE FACILITY

5.           PAYMENTS, TAXES, LOAN ACCOUNT AND COMPUTATION

6.           REPRESENTATIONS AND WARRANTIES

7.           CONDITIONS PRECEDENT

8.           COVENANTS

9.           EVENTS OF DEFAULT

10.           INDEMNITIES - EXPENSES - FEES

11.           SECURITY AND SET-OFF

12           UNLAWFULNESS, INCREASED COSTS

13.           GUARANTEE

14.           GENERAL

15.           APPLICABLE LAW AND JURISDICTION

SCHEDULES

1.           FORM OF DRAWDOWN NOTICE

2.           INSURANCES

SIGNATURE PAGE

THIS AGREEMENT is made this  16th day of April, 2008

BY AND AMONG:

1.
FBB-FIRST BUSINESS BANK S.A., a bank incorporated in the Republic of Greece with its head office at 91 Michalakopoulou Street, 11528 Athens, Greece, acting except  otherwise herein provided, through its office at 62, Notara and Sotiros Dios streets, 185 35 Piraeus, Greece, as lender, (hereinafter called the “Bank”);

2.
PARAGON SHIPPING INC., a company duly incorporated under the laws of the Republic of The Marshall Islands having its registered office at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960 and listed in the Nasdaq Global Select Market, as Borrower, hereinafter called the “Borrower”); and

3.
CAMELIA NAVIGATION S.A., a company duly incorporated under the laws of the Republic of The Marshall Islands having its registered office at Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands MH 96960, as corporate guarantor (hereinafter called the “Corporate Guarantor”).

AND IT IS HEREBY AGREED as follows:

1.	PURPOSE, DEFINITIONS AND INTERPRETATION

1.1           Purpose

This Agreement sets out the terms and conditions upon and subject to which it is agreed that the Bank will make available to the Borrower a floating interest rate revolving/reducing credit facility in an amount up to United States Dollars thirty million (US$30,000,000) for the purpose of providing the Borrower with working capital.

1.2	Definitions

In this Agreement, unless the context otherwise requires each term or expression defined in the recital of the parties and in this Clause shall have the meaning given to it in the recital of the parties and in this Clause and:

“this Agreement” means this Agreement as the same may from time to time be supplemented and/or amended;

“Account Pledge Agreement” means an agreement to be entered into between the Corporate Guarantor and the Bank for the creation of a pledge over the Earnings Account and the Retention Account in favour of the Bank, in form and substance satisfactory to the Bank as the same may from time to time be amended and/or supplemented;

“Advance” means the principal amount of each borrowing by the Borrower under Clause 2 (together, the “Advances”);

“Availability Period” means the period starting on the date hereof and ending (i) on the earlier of: (a) the date falling eight (8) years from the first Drawdown Date and (b) the date on which the Facility is cancelled or terminated or (ii) such other later date as the Bank may agree to, in its absolute discretion, subject to the terms of Clause 4.1;

“Available Facility Amount” means at any time the Facility less the aggregate amount of the Advances outstanding at such time;

“Bank” means the Bank specified in the preamble of this Agreement;

“Banking Day” means any day on which banks and foreign exchange markets in New York, London, Athens and Piraeus and in each country or place in or at which any act is required to be done under this Agreement, banks are open for the transaction of business of the nature contemplated in this Agreement;

“Borrower” means the Borrower specified in the preamble of this Agreement;

“Charterparty” means (i) the time charterparty dated Seoul, 20th April, 2007 entered into between the Corporate Guarantor, as owner and Korea Line Corporation, of Seoul, Korea, as time charterer, and (ii) after redelivery under such time charterparty, any time or bareboat charterparty or contract of affreightment, agreement or related document in respect of the employment of such Vessel for a period for more than 12 months to be made between the Borrower and any charterer (and shall include any addenda thereto);

Charterparty Assignment” means in relation to the Vessel the second priority assignment of the Charterparty and after the termination thereof the assignment of any Charterparty executed or (as the context may require) to be executed by the Owner in favour of the Bank and (in case of an Event of Default) the acknowledgement of notice of the assignment in respect of such Charterparty to be given by the relevant charterer, both in form and substance satisfactory to the Bank as the same may from time to time be amended and/or supplemented;

“Commitment Letter” means the letter of offer addressed by the Bank to the Borrower dated 23rd January, 2008 as amended;

“Corporate Guarantee” means the irrevocable and unconditional guarantee (contained in Clause 13) in respect of the Borrower’s obligations under this Agreement and the other Security Documents granted by the Corporate Guarantor in favour of the Bank;

“Corporate Guarantor” means the Corporate Guarantor specified in the preamble of this Agreement;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

“Dollars” and “$” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents means funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in Dollars);

“Drawdown Date” means each Banking Day, not earlier than the date of this Agreement, during the Availability Period, upon which the Borrower has requested that an Advance be made available in the manner provided in Clause 3 or (as the context requires) the date on which such Advance is actually made by the Bank to the Borrower hereunder;

“Drawdown Notice” means a notice substantially in the terms of Schedule 1;

“Earnings” means in relation to the Vessel, all moneys whatsoever, due or to become due to the Owner at any time during the Security Period arising out of the use or operation of the Vessel including (but without prejudice to the generality of the foregoing), all freight hire and passage monies, compensation payable to the Owner in the event of requisition of the Vessel for hire, remuneration for salvage and towage services, demurrage and detention monies, contributions of any nature whatsoever in respect of general average, damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of the Vessel and all sums recoverable under any Insurances in respect of loss of Earnings and includes, if and whenever the Vessel is employed on terms whereby any and all such moneys as aforesaid are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing agreement which is attributable to the Vessel;

“Earnings Account”  means, for the time being, an account opened or to be opened in the name of the Corporate Guarantor with the Lending Branch or with such other branch of the Bank as the Bank may in future notify the Corporate Guarantor in writing at its discretion to which (inter alia) all the Earnings of the Vessel are to be paid;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, title retention, arrest, seizure, garnishee order (whether nisi or absolute) or any other order or judgement having similar effect or other encumbrance of any kind securing or any right conferring a priority of payment in respect of any obligation of any person;

“Environmental Affiliate” means any agent or employee of the Owner or any other Relevant Party or any person having a contractual relationship with the Owner or any other Relevant Party in connection with any Relevant Ship or her operation or the carriage of cargo thereon;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or her operation or the carriage of cargo thereon and/or passengers therein and/or provisions of goods and/or services on or from the Relevant Ship required under any Environmental Law;

“Environmental Claim” means any and all enforcement, clean up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Material of Environmental Concern from any Relevant Ship;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage or Materials of Environmental Concern and actual or threatened emissions, spills, releases or discharges of Materials of Environmental Concern and actual or threatened emissions, spills, releases or discharges of Materials of Environmental Concern from any Relevant Ship;

“Event of Default” means any one of the events set out in Clause 9 or described or defined as such in any other of the Security Documents;

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Bank) of:

(a)
all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature, (including, without limitation, Taxes, repair costs, registration fees and insurance premiums, crew wages, repatriation expenses and seamen’s pension fund dues) suffered, incurred, charged to or paid or committed to be paid by the Bank in connection with the exercise of the powers referred to in or granted by any of the Security Documents or otherwise payable by the Borrower in accordance with the terms of any of the Security Documents;

(b)	the expenses referred to in Clause 10.2 (a) and (b); and

(c)
interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from, in the case of Expenses referred to in sub-paragraph (b) above, the date on which such Expenses were demanded by the Bank from the Borrower and in all other cases, the date on which the same were suffered, incurred or paid by the Bank until the date of receipt or recovery thereof (whether before or after judgement) at the Default Rate (as conclusively certified by the Bank);

“Facility” means the total amount of up to (but not exceeding) thirty (US$30,000,000) to be made available by the Bank to the Borrower under this Agreement by the Advances and otherwise subject to and on the terms and conditions herein contained as reduced and/or repaid by any relevant term of this Agreement;

 “Final Maturity Date” means the last day of the Availability Period;

“Flag State” means the Republic of Cayman Islands or such other state or territory proposed in writing by an Owner to the Bank and approved (at its sole discretion) by the Bank, as being the “Flag State” of the Vessel for the purposes of the Security Documents;

 “General Assignment” means, in relation to the Vessel, the second priority Deed of Assignment in favour of the Bank to be executed by the Owner in respect of the Earnings, Insurances and Requisition Compensation (as such terms are therein defined) of the Vessel in such form as the Bank may approve or require;

“Group” means the Borrower and its Subsidiaries (whether direct or indirect and including, but not limited to, the Corporate Guarantor) from time to time during the Security Period and “member of the Group” shall be construed accordingly;

“Indebtedness” means in relation to any person (a) monies borrowed or raised by such person, (b) any liability of such person under debenture, bond, note or other security, (c) any liability of such person under acceptance credit facilities, financial leases, deferred purchase consideration arrangements or any other agreement or instrument having the commercial effect of a borrowing of money by such person and (d) any guarantee, indemnity or other assurance against financial loss given by such person in respect of any of the foregoing;

“Insurances” in relation to the Vessel means all policies and contracts of insurance (including all entries of the Vessel in a protection and indemnity or war risks association) which are from time to time taken out or entered into in respect of the Vessel or her Earnings or otherwise howsoever in connection with the Vessel and her Earnings;

“Interest Payment Date” means in respect of all Interest Periods the last day of each Interest Period on which interest is due and payable by the Borrower to the Bank and in case of an Interest Period longer than three (3) months the last day of each quarterly period;

“Interest Period” means, in relation to each Interest Tranche, a period the commencement and length of which shall be determined in accordance with the provisions of Clauses 3.2 and 3.3;

“Interest Rate” means the rate of interest payable in respect of the Loan or the relevant part thereof (as the case may be) ascertained in accordance with the provisions of Clause 3.1;

“Interest Tranche” means the whole or, as the context requires, each portion of the Loan (including each Advance thereof) which has a different Interest Period from that of any other portion of the Loan;

“ISM Code” means in relation to its application to the Owner, the Vessel and her operation:

(a)
“The International Management Code for the Safe Operation of Ships and for Pollution Prevention”, currently known or referred to as the “ISM Code”, adopted by the Assembly of the International Maritime Organisation by Resolution A. 741(18) on 4th November, 1993 and incorporated on 19th May, 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and

(b)
all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM Code, including without limitation, the “Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations” produced by the International Maritime Organisation pursuant to Resolution A. 788(19) adopted on 25th November, 1995;

as the same may be amended, supplemented or replaced from time to time;

“ISM Code Documentation” includes:

(a)
the DOC and SMC issued by a classification society in all respects acceptable to the Bank in its absolute discretion pursuant to the ISM Code in relation to the Vessel within the period specified by the ISM Code;

(b)	all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Bank may require by request; and

(c)	any other documents which are prepared or which are otherwise relevant to establish and maintain the Vessel’s or the Owner’s compliance with the ISM Code which the Bank may require by request;

“ISM SMS” means the safety management system which is required to be developed , implemented and maintained under the ISM Code;

“ISPS Code” means the International Security of Ships and Port Safety Code and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means an International Ship Security Certificate issued in respect of the Vessel pursuant to the ISPS Code;

“Lending Branch” means the office of the Bank appearing at the beginning of this Agreement or any other office of the Bank designated by the Bank as Lending Branch by notice to the Borrower;

“LIBOR” means in relation to any amount and for any period:

(a)
the offered rate (if any) per annum for deposits in Dollars for such amount and for such period which is the rate, for such period, appearing on the relevant page of the Reuters Screen LIBOR01 at or about 11 a.m. London time on the Quotation Date (or, if the Bank shall have made a determination pursuant to Clause 3.6 such later time (not being later than 1 p.m. (London time) on the first day of such period) as the Bank may determine) (and, for the purposes of this Agreement, “Reuters Screen LIBOR01” means the display designated as “LIBOR01” on the Reuters Service or such other page as may replace LIBOR01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying the British Bankers’ Association Interest Settlement Rates for Dollars);  and

(b)
if on such date no such rate is so displayed, LIBOR for such period shall be the rate determined by the Bank in accordance with its usual practices to obtain similar deposit(s) in Dollars on the basis of the rates quoted by the Bank as the Bank’s offered rate for deposits in Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period in the London Interbank Market at or about 11:00 a.m. (London time) on the second Banking Day before the first day of such period;

“Loan” means the aggregate principal amount of all Advances at any relevant time advanced to the Borrower and outstanding under this Agreement;

“Major Casualty Amount” in relation to the Vessel means any casualty to such Vessel in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds the amount specified in the definition “Major Casualty Amount” of the relevant Mortgage registered on such Vessel

“Management Agreement” means in relation to the Vessel, the agreement made between the Owner and the Manager providing (inter alia) for the Manager to manage such Vessel;

“Manager” means for the time being Allseas Marine S.A., of Liberia, having an office established in Greece (15 Karamanli Ave., Voula, GR 166 73, Attiki) pursuant to the Greek laws 89/67, 378/68, 27/75 and 814/79 (as amended) or any other person appointed by an Owner, with the prior written consent of the Bank, as the Manager of the Vessels and includes its successors in title;

“Margin” means one point two percentum (1.2%) per annum;

“Market Value” means the market value of a Vessel as determined in accordance with Clause 8.5(b).

“Maximum Amount of the Facility” means the total amount of up to (but not exceeding) thirty million Dollars ($30,000,000);

“Month” means a period beginning in one calendar month and ending in the relevant calendar month on the day numerically corresponding to the day of the calendar month in which such period started, Provided that (a) if such period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, such period shall end on the last Banking Day in the relevant calendar month and (b) if such numerically corresponding day is not a Banking Day, such period shall end on the next following Banking Day in the same calendar month or if there is no such Banking Day, such period shall end on the preceding Banking Day (and “months” and “monthly” shall be construed accordingly);

“Mortgage” in relation to the Vessel means the first priority statutory ship mortgage and the Deed of covenant supplemental thereto both to be executed by the Corporate Guarantor in favour of the Bank in such form as the Bank may approve or require;

 “Operator” means any person who is from time to time during the Security Period concerned in the operation of the Vessel and falls within the definition of “Company” set out in rule 1.1.2. of the ISM Code;

“Outstanding Indebtedness” means the aggregate of (a) the Loan and interest thereon (and interest on any unpaid interest  thereon and on any other sums of money on which interest is stated in this Agreement to be payable) and (b) all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Agreement and the Security Documents to be payable by the Borrower to or recoverable from the Borrower by the Bank (or in respect of which the Borrower agree in this Agreement and the Security Documents to indemnify the Bank) whether actually or contingently, presently or in the future together with interest thereon as provided in this Agreement and (c) all other sums of money from time to time owing to the Bank under the Security Documents or any of them whether actually or contingently, presently or in the future;

“Owner” means the owner of the Vessel as specified in the definition of the Vessel in this Clause 1.2;

“Permitted Encumbrance” means any Encumbrance in favour of the Bank created pursuant to the Security Documents and Permitted Liens;

“Permitted Lien” means any lien on the Vessel for master’s, officers’ or crew’s wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Bank) exceeding the Major Casualty (as defined in the Mortgage);

“Receiving Bank” means Deutsche Bank Trust Co. Americas, SWIFT address BKTRUS33, or such other bank in New York as the Bank may notify to the Borrower;

“Reduction/Repayment Dates” means each of the quarterly dates specified in Clause 4.1(b) on which the Facility shall be reduced and/or repaid;

“Reductions/Repayment Instalments” means each of the amounts specified in Clause 4.1(b) by which the Facility shall be reduced and/or repaid on a Reduction/Repayment Date;

 “Registry” means the offices of such registrar, commissioner or representative of the Flag State who is duly authorised to register the Vessels, the Owner’s title to its Vessel and the Mortgage over the Vessels under the laws and flag of the Flag State;

“Related Company” of a person means any Subsidiary of such person, any company or other entity of which such person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Party” means any of the Borrower, the Corporate Guarantor, the Manager and any other Security Party;

“Relevant Ship” means the Vessel and any other vessel owned by, managed by or chartered to any Relevant Party;

“Requisition Compensation” includes all monies or other compensation payable during the Security Period by reason of requisition for title or other compulsory acquisition of the Vessel, otherwise than by requisition for hire;

“Retention Account” means an interest bearing account of the Corporate Guarantor opened (or as the context may require) to be opened by the Corporate Guarantor with the Bank or such other branch of the Bank or any other bank as may be required by and at the discretion of the Bank and includes any other account designated by the Bank to be a Retention Account for the purposes of this Agreement;

“Security Documents” means the documents referred to in Clause 11 and any document or documents (including, if the context so permits, this Agreement) that may now or hereafter be executed as security for all or any part of the Loan, interest thereon and any other moneys payable to the Bank under or in connection with this Agreement and/or any of the documents referred to in this definition, as the same may from time to time be amended and/or supplemented;

“Security Interest” means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, title retention or other interest given by way of security or arrangement of any kind whatsoever;

“Security Party(ies)” means each of the Borrower, the Corporate Guarantor, the Manager and all such other persons as may from time to time have given guarantees or other security to the Bank for the Outstanding Indebtedness (together the “Security Parties”);

“Security Period” means the period commencing on the date hereof and terminating on the date upon which the Loan together with all interest thereon and all other moneys payable to the Bank under this Agreement and the Security Documents have been repaid in full to the Bank;

“Security Requirement” means the amount in Dollars (as certified by the Bank, whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower) which, at any relevant time is, in excess of one hundred and forty per cent (140%) of the Loan;

“Security Value” means the amount in Dollars (as certified by the Bank whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower) which, at any relevant time, is the aggregate of (a) the Market Value of the Vessel as most recently determined in accordance with Clause 8.5(b) and (b) the market value of any additional security provided under Clause 8.5 (c);

“SMC” means a safety management certificate issued in respect of the Ship in accordance with rule 13 of the Code;

“Subsidiary” means a body corporate from time to time of which another (a) has direct or indirect control, or (b) owns directly or indirectly more than fifty (50) percent of the sharecapital or similar right of ownership (and in this definition “control” means the power to direct the management and the policies of a body corporate, whether through the ownership of voting capital, by contract or otherwise);

“Taxes” includes all present and future income, corporation and value-added taxes and all stamp and other taxes and levies, imposts, deductions, duties, contributions, charges and withholdings whatsoever and any restrictions or conditions resulting in any charge whatsoever and howsoever imposed, either now or hereafter, by any sovereign state or by any political sub-division or taxing authority of any sovereign state or any governmental or other authority whatsoever, together with interest thereon and penalties with respect thereto, if any, and charges, fees and other amounts imposed thereon or in respect thereof (but excluding any such taxes levied on the overall net income of the Bank) (and references to “Taxation” shall be construed accordingly);

“Total Loss” in relation to the Vessel means (a) actual or constructive or compromised or arranged total loss, (b) requisition for title or other compulsory acquisition otherwise than by requisition for hire; or (c) capture, seizure, arrest detention or confiscation by any government or by any person acting or purporting to act on behalf of any government, unless the Vessel be released and restored to the Owner from such seizure, capture, arrest or detention within sixty (60) days after the occurrence thereof;

“Vessel” means m/v “BLUE SEAS” of about 26,071 gt and 14,872 nt built in 1995 and registered under the Cayman Islands flag at the Ships Registry of the port of George Town in the ownership of the Corporate Guarantor;

1.3	In this Agreement:

(a)	where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms, bodies corporate and bodies unincorporate;

(b)
clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement and references to Clauses and Schedules are to Clauses of and Schedules to this Agreement save as may be otherwise expressly provided;

(c)	references to:

(i)
any document are to be construed as references to such document as amended and/or supplemented from time to time and references to any enactment shall include re-enactments, amendments and extension thereof;

(ii)	the Bank shall include its successors and assigns and references to the Borrower and the Corporate Guarantor shall include their respective successors and permitted assigns, if any;

(iii)	persons include bodies corporate and unincorporate; and

(iv)	assets include property, rights and assets of every nature.

(d)	all obligations imposed on, or assumed by the Borrower and the Corporate Guarantor are joint and several even if not so expressed; and

(e)
reference to the opinion of the Bank or a determination or acceptance of the Bank or to documents, acts or persons acceptable to the satisfaction of the Bank or the like, shall be construed as reference to opinion, determination, acceptance or satisfaction of the Bank at the sole discretion of the Bank and such opinion, determination, acceptance or satisfaction of the Bank shall be conclusive and binding on the Borrower.

2.	THE FACILITY AND THE DRAWDOWN OF THE ADVANCES

2.1
Agreement to lend  Subject to and upon the terms of this Agreement and in reliance (inter alia) on the representations and warranties set forth in Clause 6 and at the request of the Borrower, the Bank agrees to lend to the Borrower a floating interest rate reducing credit facility of up to but not exceeding the principal amount of thirty million (US$30,000,000) for the purpose described in clause 1.1. The Facility shall be made available to the Borrower by the Advances at the time, in the amounts and in the manner specified in Clause 2.3.

2.2
Drawdown Notice and Commitment to Borrow  Subject to the terms and conditions of this Agreement, an Advance may be made following receipt by the Bank from the Borrower of a Drawdown Notice not later than 14:00 a.m. (Athens time) on the second Banking Day before the date, which shall be a Banking Day falling within the Availability Period, on which such Advance is intended to be made. A Drawdown Notice shall be effective on actual receipt by the Bank and, once given, shall, subject as provided in Clause 2.5, be irrevocable.  No Drawdown notice for an Advance may be given of an amount which is the subject of a notice of cancellation under Clause 2.7.

2.3           Amounts and limitation

(a)	the amount of an Advance shall, subject to the following provisions of this Clause 2.3, be for such amount as is specified in the Drawdown Notice for that Advance.

(b)	each Advance shall be a minimum of $1,000,000 or an integral multiple thereof or the balance of the Available Facility Amount, Provided that no Advance may be drawn down:

(i)
on any day of an amount exceeding the Available Facility Amount on such day, taking into account for this purpose any Advance to be repaid on such day and any other Advance which is the subject of a current Drawdown Notice on such day; or

(ii)	if a Default has occurred.

2.4
Availability  Upon receipt of a Drawdown Notice complying with the terms of this Agreement the Bank shall, subject to the provisions of Clause 7, on the date specified in such Drawdown Notice make available the relevant Advance to the Borrower.

2.5	Termination of the Facility The Facility shall be reduced to zero on the Final Maturity Date and no Advance shall be made to the Borrower under this Agreement thereafter.

2.6	Application of proceeds Without prejudice to the Borrower’s obligations under Clause 8.8(a), the Bank shall have no responsibility for the application of proceeds of any Advance by the Borrower.

2.7
Cancellation of the Facility  The Borrower shall be entitled to cancel any undrawn part of the Facility under this Agreement upon giving the Bank not less than three (3) Business Days’ notice in writing to that effect, provided that no Drawdown Notice has been given to the Bank for the full amount of the Facility or in respect of the portion thereof in respect of which cancellation is required by the Borrower.  Any such notice of cancellation, once given, shall be irrevocable.  Any amount cancelled may not be drawn.

3.	INTEREST AND INTEREST PERIODS

3.1
Normal interest rate  Subject to the terms of this Agreement, the Borrower shall pay interest on the amount of the Loan or any part thereof at the Interest Rate applicable to each Interest Tranche in respect of each Interest Period relating thereto on each Interest Payment Date at the rate per annum determined by the Bank to be the aggregate of:

(a)	the Margin; and

(b)	LIBOR for such Interest Period.

3.2
Selection of Interest Periods  The Borrower may by notice received by the  Bank not later than 10 a.m. on the second Banking Day before the beginning of each Interest Period for each Advance specify whether such Interest Period shall have a duration of one (1) month or a whole multiple thereof or 12 months or such other period as the Borrower may select and the Bank may, in its absolute discretion, agree.

3.3	Determination of Interest Periods Every Interest Period shall be of the duration required by, or specified by the Borrower pursuant to, Clause 3.2 but so that:

(a)	(i)
the first Interest Period in relation to each Advance shall commence on the Drawdown Date relative thereto and, shall end on the last day of the current Interest Period for any one (at the option of the Borrower) of the Interest Tranches outstanding immediately prior to the making of the relevant Advance.  Each Interest Period for an Interest Tranche not comprising a new Advance shall commence upon the expiry of the immediately preceding Interest Period for such Interest Tranche or for the Interest Tranche of which the relevant Interest Tranche formed part;

(ii)	the expiry of an Interest Period in respect of an Interest Tranche at least equal to any amount which is then due to be repaid under Clause 4.1 shall coincide with the Final Maturity Date;

(b)
if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of Clause 3.2 and this Clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this Clause 3.3.

3.4
Default interest  If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this Clause 3.4) on its due date for payment under any of the Security Documents, the Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgement) at the rate determined by the Bank pursuant to this Clause 3.4.  The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than six (6) months (or as selected by the Bank each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.  The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (i) two per cent (2%), per annum, (ii) the Margin and (iii) LIBOR.  Such interest shall be due and payable on the last day of each such period as determined by the Bank and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date.  In case that a payment is made in default for any amount, the Interest Periods will be determined by the Bank at its discretion including the amounts for which there is no default, even if the Bank has not (yet) exercised its rights pursuant to Clause 9.9(b) of the Agreement.  If for the reasons specified in Clause 3.6, the Bank is unable to determine a rate in accordance with the foregoing provisions of this Clause 3.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be two per cent (2%) per annum above the aggregate of the Margin and costs of funds to the Bank as conclusively determined by the Bank save for manifest error. Interest payable by the Borrower as aforesaid shall be compounded semi-annually (or if the period fixed by the Bank is shorter, at the end of such shorter period) and shall be payable on demand.

3.5
Notification of Interest Periods and interest rate  The Bank shall notify the Borrower promptly of the duration of each Interest Period and of each rate of interest determined by it under this Clause 3 without prejudice to the right of the Bank to make determinations at its sole discretion. However, omission of the Bank to make such notification (without the application of the Borrower) will not constitute and will not be interpreted as if to constitute a breach of obligation of the Bank except in case of wilful misconduct.

3.6	Market disruption; non-availability

(a)
If and whenever, at any time prior to the commencement of any Interest Period, the Bank shall have determined (which determination shall, in the absence of manifest error, be conclusive) (i) that adequate and fair means do not exist for ascertaining LIBOR in respect of Dollars during said Interest Period or (ii) that deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts for any Interest Period or (iii) that by reason of circumstances affecting the London Interbank Market generally it is impracticable for the Bank to advance the Facility or fund or continue to fund the Loan during any Interest Period or (iv) that LIBOR for that Interest Period will not adequately reflect the cost of funding of the Loan for that Interest Period, the Bank shall forthwith give notice (a “Determination Notice”) thereof to the Borrower.  A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.  After the giving of any Determination Notice the undrawn amount of the Facility shall not be borrowed until notice to the contrary is given to the Borrower by the Bank

(b)
During the period of ten (10) days after any Determination Notice has been given by the Bank under sub-Clause 3.6(a) the Bank and the Borrower shall negotiate in good faith (but without incurring any legal obligations) with a view to arriving at an acceptable alternative basis (the “Substitute Basis”), for maintaining the Loan, failing which the Borrower shall promptly, on first demand or within the time limit which may be determined by the Bank, prepay the Loan together with accrued interest thereon to the date of prepayment (calculated at the rate or rates most lately applicable to the Loan) and all other sums payable by the Borrower under the Security Documents and the Facility shall be reduced to zero.  In such case the Borrower shall also reimburse to the

Bank such amount as may be determined by the Bank to be necessary to compensate it for the increased cost (if any) of maintaining the Loan during the period of negotiation referred to in this Clause 3.6 until such prepayment.  In case the Bank agrees to a Substitute Basis for funding the Loan the Bank shall certify such Substitute Basis to the Borrower.  The Substitute Basis may (without limitation) include alternative interest period(s), alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Bank equivalent to the Margin.  Each Substitute Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrower that none of the circumstances specified in sub-Clause 3.6(a) continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply

4.	TERMINATION-REDUCTION/REPAYMENT - PREPAYMENT OF THE FACILITY

4.1           Termination-Reduction/Repayment

(a)	Termination

Any part of the Facility undrawn and uncancelled at the end of the Availability Period shall be automatically cancelled. Any amount cancelled may not be drawn.

(b)	Reduction/Repayment

(i)
The principal amount of the Facility shall be reduced and/or repaid (and it is expressly undertaken by the Borrower to repay the Facility) by (aa) thirty two (32) Reductions/Repayment Instalments, the first twelve (12) whereof shall be in the amount of $850,000 (Dollars eight hundred fifty thousand) each and the remaining twenty (20) whereof shall be in the amount of $690,000 (Dollars six hundred ninety thousand) each, each falling due for payment on each of the Reduction/Repayment Dates the first whereof falling due for payment three (3) months from the Drawdown Date of the first Advance and each of the subsequent ones consecutively falling due for payment on each of the dates falling three (3) months after the immediately preceding Reduction/Repayment with the last falling due for payment on the Final Maturity Date and (bb) a final balloon Reduction/Repayment Instalment (the “Balloon Instalment”) equal to $6,000,000 (Dollars six million) or, as the case may be, an amount equal to the balance of the Loan outstanding on the Final Maturity Date falling due for payment together with the last (32nd) Reduction/Repayment Instalment on the Final Maturity Date;

(ii)
The Borrower shall (and it is expressly undertaken by the Borrower to) repay on each Reduction/Repayment Date such amount of the Advances as may be necessary to ensure that the aggregate amount outstanding hereunder does not exceed the amount of the Facility on such Reduction/Repayment Date (after taking into account the Reduction/Repayment Instalment made on such Reduction/Repayment Date pursuant to paragraph (b) of this Clause 4.1);

Provided that (a) if the last Reduction/Repayment Date would otherwise fall after the Final Maturity Date, such last Reduction/Repayment Date shall be the Final Maturity Date, (b) there shall be no Reduction/Repayment Dates after the Final Maturity Date, (c) on the Final Maturity Date the Borrower shall also pay to the Bank any and all other monies then and payable under this Agreement and the other Security Documents, and (d) if any of the Reductions/Repayment Instalments shall become due on a day which is not a Banking Day, the due date therefor shall be extended to the next succeeding Banking Day unless such Banking Day falls in the next calendar month, in which event such due date shall be the immediately preceding Banking Day.

4.2	Voluntary prepayment The Borrower may prepay the Loan in whole or part (on any Interest Payment Date without premium or penalty), Provided that:

(a)
the Bank shall have received from the Borrower not less than five (5) Banking Days’ prior notice (which shall be irrevocable) of its intention to make such prepayment and specifying the amount and date on which such prepayment is to be made, and the Bank will notify the Bank promptly upon receiving any such notice;

(b)
any Advance or part thereof which is prepaid (and not cancelled) may be re-borrowed subject to the re-borrowing not resulting in the aggregate amount of the Advances (including the Advance to be re-borrowed) exceeding the amount of the Facility at the relevant time or such lower amount as a result of any cancellation of the Facility pursuant to this;

(c)
each prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and all other sums payable thereon under the terms of this Agreement and, if such prepayment is not made on the last day of an Interest Period relating to the amount prepaid, together with any sums payable pursuant to Clause 10 but without premium or penalty;

(d)	if any consent and authorisations are required in connection with any prepayment under this Agreement, the Borrower shall obtain any consents and authorisations which are required in relation thereto;

(e)	each partial prepayment shall be equal to the amount of a Reduction/Repayment Instalment or a whole multiple thereof or the balance of the Loan;

(d)	every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable and shall oblige the Borrower to make such prepayment on the date specified; and

(e)	the Borrower may not prepay the Facility or any part thereof save as expressly provided in this Agreement.

4.3           Compulsory Prepayment in case of Total Loss or sale of the Vessel:

(a)
On the Vessel becoming a Total Loss or suffering damage or being involved in an incident which may, in the reasonable opinion of the Bank, result in the Vessel being subsequently determined to be a Total Loss (i) prior to the advance of the first Advance, the obligation of the Bank to advance any Advance (or any part thereof) shall immediately cease and the Facility shall be reduced to zero, or (ii) in the event that an Advance has already been advanced, the Borrower shall prepay the Outstanding Indebtedness, without penalty, premium or prepayment fee, including, without limitation, any amounts payable under clause 10, the latest on the date falling one hundred and twenty (120) days after the date of the Total Loss or on which the incident or damage which may result in the Vessel being subsequently determined to be a Total Loss occurred or, if earlier, on the date upon which the insurance proceeds in respect of such Total Loss are or Requisition Compensation (as defined in the Mortgage is received by the Owner (or the Bank pursuant to the Security Documents).

(b)
Immediately upon the sale or other disposal of the Vessel to a third party on terms of a sale or other disposal at arms length terms, the Borrower shall pay to the Bank the Outstanding Indebtedness, without penalty, premium or prepayment fee;

and for the purpose of this Agreement, a Total Loss shall be deemed to have occurred:

(i)	in the case of an actual total loss of the Vessel, on the actual date and at the time the Vessel was lost or, if such date is not known, on the date on which the Vessel was last reported;

(ii)
a constructive total loss shall be deemed to have occurred at the date and time notice of abandonment of the Vessel is given to the insurers of the Vessel for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not admit such a claim, at the date and time at which a total loss is subsequently adjudged by a competent court of law to have occurred;

(iii)
a compromised or arranged total loss shall be deemed to have occurred on the date on which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the Vessel;

(iv)
requisition for title or other compulsory acquisition of the Vessel shall be deemed to have occurred on the date upon which the relevant requisition for title or other compulsory acquisition occurs; and

(v)
hijacking, theft, condemnation, capture, seizure, detention, arrest, or confiscation of the Vessel by any government or by any person acting or purporting to act on behalf of any government, which deprives the Owner of the use of the Vessel for more than thirty (30) days shall be deemed to occur upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, detention, arrest or confiscation occurred.

4.4
Prepayment Compensation   Prepayment of the Loan made under Clause 4.2 and 4.3 shall be made together with accrued interest and all other amounts then payable hereunder and, in the event that the relevant prepayment is made other than on the last day of an Interest Period relative to the whole of the Loan, the Borrower shall also pay such additional amounts (if any) as may be necessary to compensate the Bank for any loss, premium and/or cost incurred or to be incurred by it on account of funds borrowed in order to make, fund or maintain the parts of the Loan prepaid as aforesaid from the date of such prepayment to the end of the then current Interest Period applicable thereto as more particularly specified in Clause 10.1 and the certificate of the Bank shall be conclusive and binding on the Borrower as to the extent of any such loss, premium and/or cost incurred by the Bank.

5.           PAYMENTS, TAXES, LOAN ACCOUNT AND COMPUTATION

5.1           Payments – No set-off or Counterclaims

(a)
The Borrower acknowledges that in performing its obligations under this Agreement, the Bank will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Bank and that it is reasonable for the Bank to be entitled to receive payments from the Borrower gross on the due date in order that the Bank is put in a position to perform its matching obligations to the relevant third parties.  Accordingly, all payments to be made by the Borrower under this Agreement and/or any of the other Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in Clause 5.3, free and clear of any deductions or withholdings or Governmental Withholdings whatsoever, as follows:

(i)	in Dollars, not later than 10.00 a.m. (London time) on the Banking Day (in Athens and New York City) on which the relevant payment is due under the terms of this Agreement; and

(ii)
to the Receiving Bank for the account of the Bank, reference: “PARAGON SHIPPING INC. - CREDIT AGREEMENT”, Provided however, that the Bank shall have the right to change the place of account for payment, upon eight (8) Banking Days’ prior written notice to the Borrower.

(b)
If at any time it shall become unlawful or impracticable for the Borrower to make payment under this Agreement to the relevant account or bank referred to in Clause 5.1(a), the Borrower may request and the Bank may agree to alternative arrangements for the payment of the amounts due by the Borrower to the Bank under this Agreement or the other Security Documents.

5.2
Payments on Banking Days   All payments due shall be made on a Banking Day.  If the due date for payment falls on a day which is not a Banking Day, the payment or payments due shall be made on the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

5.3
Gross Up   If at any time any law, regulation, regulatory requirement or requirement of any governmental authority, monetary agency, central bank or the like compels the Borrower to make payment subject to Governmental Withholdings, or any other deduction or withholding, the Borrower shall pay to the Bank such additional amounts as may be necessary to ensure that there will be received by the Bank a net amount equal to the full amount which would have been received had payment not been made subject to such Governmental Withholdings or other deduction or withholding.  The Borrower shall indemnify the Bank against any losses or costs incurred by the Bank by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.  The Borrower shall, not later than thirty (30) days after each deduction, withholding or payment of any Governmental Withholdings, forward to the Bank official receipts and any other documentary receipts and any other documentary evidence reasonably required by the Bank in respect of the payment made or to be made of any deduction or withholding or Governmental Withholding.  The obligations of the Borrower under this provision shall, subject to applicable law, remain in force notwithstanding the repayment of the Loan and the payment of all interest due thereon pursuant to the provisions of this Agreement.

5.4
Certificates Conclusive   Any certificate or determination of the Bank as to any rate of interest, rate of exchange or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower.

5.5
Computation All interest and other payments payable by reference to a rate per annum under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year.

6.           REPRESENTATIONS AND WARRANTIES

6.1           The Borrower hereby represents and warrants to the Bank that:

Continuing representations and warranties

(a)
Due Incorporation/Valid Existence    the Borrower and each of the other corporate Security Parties is duly incorporated and validly existing and in good standing under the laws of their respective countries of incorporation as limited liability companies, and have power to own their respective property and assets, to carry on their respective business as the same are now being lawfully conducted and to purchase, own, finance and operate vessels, or, as the case may be, manage vessels, as well as to undertake the obligations which they have undertaken or shall undertake pursuant to the Security Documents;

(b)
Due Corporate Authority   each of the Borrower and the other Security Parties has power to execute, deliver and perform its obligations under the Security Documents to which it is a party and to borrow the Facility and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Loan;

(c)
Litigation    no litigation, arbitration, tax claim or administrative proceeding involving a potential liability of the Borrower or any other Security Party is current or pending or (to its or its officers’ knowledge) threatened against the Borrower or any other Security Party, which, if adversely determined, would have a materially adverse effect on the business assets or the financial condition of any of them;

(d)
No conflict with other obligations  the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Security Documents by the relevant Security Parties will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower or any other Security Party is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or any other Security Party is a party or is subject to or by which it or any of its property is bound, (iii) contravene or conflict with any provision of the memorandum and articles of association/articles of incorporation/by-laws/statutes or other constitutional documents of the Borrower or any other Security Party or (iv) result in the creation or imposition of or oblige the Borrower or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower or any other Security Party;

(e)	Financial Condition the financial condition of the Borrower and of the other Security Parties has not suffered any material deterioration since that condition was last disclosed to the Bank;

(f)
No Immunity    neither the Borrower nor any other Security Party nor any of their respective assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

(g)
Shipping Company   each of the Corporate Guarantor and the Manager is a shipping company involved in the owning or, as the case may be, managing of ships engaged in international voyages and earning profits in free foreign currency;

(h)
Licences/Authorisation   every consent, authorisation, license or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Security Documents or the performance by each Security Party of its obligations under the Security Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same so far as the Borrower is aware;

(i)
Perfected Securities  when duly executed, the Security Documents will create a perfected security interest in favour of the Bank, with the intended priority, over the assets and revenues intended to be covered, valid and enforceable against the Borrower and the other Security Parties;

(j)
No Notarisation/Filing/Recording  save for the registration of any mortgage in the Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any of the other Security Documents that it or they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere or that any stamp, registration or similar tax or charge be paid on or in relation to this Agreement or the other Security Documents;

(k)
Validity and Binding effect   the Security Documents constitute (or upon their execution - and in the case of any mortgage upon its registration at the Registry - will constitute) valid and legally binding obligations of the relevant Security Parties enforceable against the Borrower and the other Security Parties in accordance with their respective terms and that there are no other agreements or arrangements which may adversely affect or conflict with the Security Documents or the security thereby created;

(l)	Fully owned Subsidiary: the Corporate Guarantor is a fully owned Subsidiary of the Borrower;

(m)	Public listing: the Borrower is a holding company of ocean-going vessels, listed and trading in the Nasdaq Global Select Market; and

(n)
Valid Choice of Law    the choice of law agreed to govern this Agreement and/or any other Security Document and the submission to the jurisdiction of the courts agreed in each of the Security Documents are or will be, on execution of the respective Security Documents, valid and binding on the Borrower and any other Security Party which is or is to be a party thereto.

6.2           The Borrower hereby further represents and warrants to the Bank that:

Initial representations and warranties

(a)
Direct obligations - Pari Passu  the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower with the exception of any obligations which are mandatorily preferred by law;

(b)
Information  all information, accounts, statements of financial position, exhibits and reports furnished by or on behalf of any Security Party and its Related Companies to the Bank in connection with the negotiation and preparation of this Agreement and each of the other Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; to the knowledge of the Directors/Officers of the Borrower, there are no other facts the omission of which would make any fact or statement therein misleading and, in the case of accounts and statements of financial position, they have been prepared in accordance with generally accepted accounting principles which have been consistently applied;

(c)	No Default no Default has occurred and is continuing;

(d)
No Taxes no Taxes are imposed by deduction, withholding or otherwise on any payment to be made by the Borrower under this Agreement and/or any other of the Security Documents or are imposed on or by virtue of the execution or delivery of this Agreement and/or any other of the Security Documents or any document or instrument to be executed or delivered hereunder or thereunder. In case that any Tax exists now or will be imposed in the future, it will be borne by the Borrower;

(e)	No Default under other Indebtedness the Borrower is not in Default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

(f)	Ownership/Flag/Seaworthiness/Class/Insurance of the Vessel

the Vessel on the first Drawdown Date will be:

(i)
in the absolute and free from Encumbrances (other than in favour of the Bank) ownership of the Owner thereof who will on and after the first Drawdown Date be the sole legal and beneficial owner of the Vessel;

(ii)	registered in the name of the Owner thereof through the Registry under the laws and flag of the Flag State;

(iii)	operationally seaworthy and in every way fit for service;

(iv)
classed with a classification society which is a member of IACS and which has been approved by the Bank in writing and such class will be free of all requirements and recommendations of such classification society affecting class;

(v)	insured in accordance with the provisions of this Agreement;

(vi)	managed by the Manager; and

(vii)	in full compliance with the ISM and the ISPS Code;

(g)
No Charter save for the Charterparty and unless otherwise permitted in writing by the Bank, the Vessel will not on or before the first Drawdown Date be subject to any charter or contract nor to any agreement to enter into any charter or contract which, if entered into after the first Drawdown Date would have required the consent of the Bank under any of the Security Documents and there will not on or before the first Drawdown Date be any agreement or arrangement whereby the Earnings of the Vessel may be shared with any other person;

(h)
No Encumbrances  neither the Vessel, nor its Earnings, Requisition Compensation or Insurances nor any other properties or rights which are, or are to be, the subject of any of the Security Documents nor any part thereof will, on the first Drawdown Date, be subject to any Encumbrances other than Permitted Encumbrances;

(i)	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank:

(i)	the Borrower, the Owner and their Related Companies have complied with the provisions of all Environmental Laws;

(ii)	the Borrower, the Owner and their Related Companies have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(iii)
neither the Borrower, the Owner nor any of its Related Companies have received notice of any Environmental Claim that the Borrower or any of its Related Companies are not in compliance with any Environmental Law or any Environmental Approval;

(j)           No Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Bank:

(i)
there is no Environmental Claim pending or, to the best of the Borrower’s knowledge and belief, threatened against the Borrower, the Owner or the Vessel or the Borrower’s Related Companies or any other Relevant Ship; and

(ii)	there has been no emission, spill, release or discharge of a Material of Environmental Concern from the Vessel or any other Related Ship or any vessel owned by, managed or crewed by or chartered to the Owner which could give rise to an Environmental Claim;

(k)
Copies true and complete the copy of the Management Agreement delivered -or to be delivered to the Bank pursuant to clause 7.4 are, or will when delivered be, true and complete copies of such documents; such documents will when delivered constitute valid and binding obligations of the parties thereto enforceable in accordance with their respective terms and there will have been no amendments or variations thereof or defaults thereunder;

(l)
Compliance with ISM Code the Operator has a DOC for itself and an SMC in respect of the Vessel and the Vessel and any Operator complies or will on the drawdown of the Facility comply with the requirements of the ISM Code;

(m)	Compliance with ISPS code the Vessel and any Operator complies or will on the drawdown of the Facility or any part thereof comply with the requirements of the ISPS Code;

(n)	Acting for its own account the Borrower by entering into this Agreement and the other Security Documents is acting on its own behalf and for its own account.

6.3	Representations Correct At the time of entering into this Agreement all above representations and warranties or any other information given by the Borrower to the Bank are true and accurate.

6.4
Repetition of Representations and Warranties   The representations and warranties in this Clause 6 (except in relation to the representations and warranties in Clause 6.2) shall be deemed to be repeated by the Borrower on each Drawdown Date and on each Interest Payment Date throughout the Security Period.

7.           CONDITIONS PRECEDENT

7.1           Conditions precedent to the execution of this Agreement

The Borrower shall provide the Bank prior to the execution of this Agreement the following documents and evidence in form and substance satisfactory to the Bank:

(a)
a duly certified true copy of the Articles of Incorporation and By-Laws or the Memorandum and Articles of Association, or of any other constitutional documents, as the case may be, of each corporate Security Party;

(b)
a recent certificate of incumbency of each corporate Security Party issued by the appropriate authority or, as appropriate, signed by the secretary or a director thereof, stating the officers and the directors of each of them and containing specimens of their respective signatures;

(c)
minutes of separate meetings of the directors and shareholders of each corporate Security Party at which there was approved (inter alia) the entry into, execution, delivery and performance of this Agreement, the other Security Documents and any other documents executed or to be executed pursuant hereto or thereto to which the relevant corporate Security Party is or is to be a party;

(d)
the original of any power(s) of attorney and any further evidence of the due authority of any person signing this Agreement, the other Security Documents, and any other documents executed or to be executed pursuant hereto or thereto on behalf of any corporate person;

(e)
evidence that all necessary licences, consents, permits and authorisations (including exchange control ones) have been obtained by any Security Party for the execution, delivery, validity, enforceability, admissibility in evidence and the due performance of the respective obligations under or pursuant to this Agreement and the other Security Documents;

(f)	evidence that the arrangement fee and the commitment commission due under Clause 10.9 have been paid in full;

(g)
the shareholders of all Security Parties shall be acceptable in all respects to the Bank.  In the event that the Bank agrees (at its sole discretion) that a Security Party may have a corporate shareholder, the conditions set out in sub-clauses (a), (b), (c) and (h) of this Clause 7.1 shall apply (mutatis mutandis) to such corporate shareholder;

(h)
any other documents or recent certificates or other evidence which would be required by the Bank in relation to any corporate Security Party evidencing that the relevant Security Party has been properly established, continues to exist validly and to be in good standing, which is the corporate body which binds the company, which is its present board of directors and shareholders, that the execution and performance of the Security Documents has been duly authorised and generally that the representations in Clause 6 are correct in all respects; and

(i)
a recent certificate as to the shareholding of any corporate Security Party issued by an appropriate authority or, at the discretion of the Bank, signed by the secretary or a director of each of them as the case may be, stating respectively the full names and addresses of the person or persons beneficially entitled as shareholders/ stockholders of the entire issued and outstanding shares/ stock of each of them;

7.2
Conditions concerning the Vessel     The obligation of the Bank to advance the Facility or any part thereof is subject to the further condition that the Bank shall have received prior to the drawdown or, where this is not possible, simultaneously with the drawdown of the Facility:

(a)
evidence that the Vessel will be duly registered in the ownership of the Owner through the Registry at the port of the Vessel’s port of registry under the laws and flag of the Flag State free from any Permitted Encumbrances save for those in favour of the Bank and otherwise as contemplated herein;

(b)
evidence in form and substance satisfactory to the Bank that the Vessel has been or will - on drawdown - be insured in accordance with the insurance requirements provided for in Schedule 2 of this Agreement and the other Security Documents including a Mortgagee’s Interest Insurance (herein “MII”)  for an amount equal to 110% of the amount of the Facility at any relevant time which the Bank may at any time effect on such terms and with such insurers as shall from time to time be determined by the Bank, to be followed by full copies of cover notes, policies, certificates of entry or other contracts of insurance and irrevocable authority is hereby given to the Bank at any time at its discretion to obtain copies of the policies, certificates of entry or other contracts of insurance from the insurers and/or obtain any information in relation to the Insurances relating to the Vessel;

(c)	certified true copy of the Management Agreement evidencing that the Vessel is managed by the Manager on terms acceptable to the Bank;

(d)           evidence that the trading certificates of the Vessel are valid and in force;

(e)
all necessary confirmations from the insurers of the Vessel that they will issue letters of undertaking and endorse notice of assignment and loss payable clauses on the Insurances, in form and substance satisfactory to the Bank in its sole discretion and ( - in the event of fleet cover - accompanied by waivers for liens for unpaid premium of other vessels managed by the Manager and which are not subject to any mortgage in favour of the Bank) and (if required by the Bank) an opinion signed by an independent firm of marine insurance brokers appointed and/or approved by the Bank at the expenses of the Borrower confirming the adequacy of the Insurances maintained on the Vessel;

(f)	each of the Security Documents (as set out in Clause 11.1) duly executed and where appropriate duly registered with the appropriate Registry;

(g)
evidence that the Vessel is classed as specified in Clause 6.2(f)(iv) with Lloyds Register of Shipping, or to a similar standard with another classification society of like standing to be specifically approved by the Bank;

(h)	copies of the DOC and SMC referred to in paragraph (a) in the definition of the ISM Code Documentation certified as true and in effect by the Owner and the Manager; and

(i)
copies of such ISM Code Documentation as the Bank may by written notice to the Borrower have requested not later than two (2) days before the first Drawdown Date certified as true and complete in all material respects by the Borrower and the Manager;

(j)	copy of the ISSC in relation to the Vessel;

(k)
if the Bank so requires a report signed by an independent firm of marine insurance brokers appointed by the Bank at the expense of the Borrower confirming the adequacy of the Insurances maintained on the Vessel;

(l)
if the Bank so requires, a satisfactory to the Bank physical condition survey report on the Vessel together with a comprehensive record inspection from a surveyor appointed by the Bank, at the Borrower’s expense;

(m)
valuation of the Vessel, at the Borrower’s expense, as at a date falling not earlier than ten (10) days prior to the first Drawdown Date, prepared on the basis specified in Clause 8.5(b) by major shipbrokers appointed and/or approved by the Bank in form and substance satisfactory to the Bank in its sole discretion; and

(n)	evidence that the Earnings Account has been duly opened and all mandate forms, signature cards and authorities have been duly delivered;

7.3
No change of circumstances The obligation of the Bank to advance the Facility or any part thereof is subject to the further condition that at the time of the giving of the Drawdown Notice and on each Drawdown Date:

(a)
the representations and warranties set out in Clause 6 and in each of the Security Documents are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time;

(b)	no Default shall have occurred and be continuing or would result from the drawdown; and

(c)
the Bank shall be satisfied that there has been no change in the ownership, management, operations and/or adverse change in the financial condition of any Security Party which (change) might, in the sole opinion of the Bank, be detrimental to the interests of the Bank.

7.4
General Conditions The obligation of the Bank to advance the Facility or any part thereof is subject to the further condition that the Bank, prior to or simultaneously with the drawdown, shall have received:

(a)
opinions from lawyers appointed by the Bank as to all the matters referred to in Clauses 6.1(a) and (b) and all such aspects of law as the Bank shall deem relevant to this Agreement and the other Security Documents and any other documents executed pursuant hereto or thereto and any further legal or other expert opinion as the Bank at its sole discretion may require;

(b)	confirmation from any agents nominated in this Agreement and elsewhere in the other Security Documents for the acceptance of any notice or service of process, that they consent to such nomination; and

(c)
a receipt in writing in form and substance satisfactory to the Bank including an acknowledgement and admission of the Borrower and/or any other Security Party to the effect that the Facility or relevant part thereof (as the case may be) was drawn by the Borrower and a declaration by the Borrower that all conditions precedent have been fulfilled, that there is no Event of Default and that all the representations and warranties are true and correct.

7.5
Waiver of conditions precedent The conditions specified in this Clause 7 are inserted solely for the benefit of the Bank and may be waived by the Bank in whole or in part and with or without conditions.  Without prejudice to any of the other provisions of this Agreement, in the event that the Bank, in its sole and absolute discretion, makes the Facility available to the Borrower prior to the satisfaction of all or any of the conditions referred to in Clause 7.1, 7.2, 7.3 and 7.4, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within such period as the Bank may, in its sole and absolute discretion, agree or specify.

8.           COVENANTS

The Borrower and the Corporate Guarantor hereby jointly and severally undertake with the Bank that, from the date of this Agreement and as long as any moneys are due and/or owing and/or outstanding under this Agreement or any of the other Security Documents, the Borrower will:

8.1           Information Covenants

(a)
Annual financial Statements  furnish the Bank, in form and substance satisfactory to the Bank, with combined annual audited financial statements of the Borrower and its Subsidiaries at latest within 210 days after the end of the financial year concerned, this obligation to commence with the financial year ending 31st December, 2008, prepared in accordance with United States Generally Accepted Accounting Principals (herein “GAAP”) which have been consistently applied;

(b)
Financial Information   provide the Bank annually and from time to time as the Bank may reasonably request and in form and substance satisfactory to the Bank with information on the financial conditions, cash flow position, commitments and operations of the Borrower and its Related Companies and any corporate Security Party and its related Companies including cash flow analysis and voyage accounts of any vessels owned by any such party with a breakdown of income and running expenses showing net trading profit, trade payables and trade receivables, such financial details to be certified by one of the directors of the relevant company as to their correctness; and

(c)
Information on adverse change or Default  promptly inform the Bank of any occurrence which came to the knowledge of the Borrower which might adversely affect the ability of the Borrower or any other Security Party to perform its respective obligations under this Agreement and/or any of the other Security Documents and of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

(d)
Information on the employment of the Vessel    provide the Bank from time to time as the Bank may reasonably request with information on the employment of the Vessel and of any Relevant Ship as well as on the terms and conditions of any charterparty, contract of affreightment, agreement or related document in respect of the employment of the Vessel and of any Relevant Ship, such information to be certified by one of the directors of the Borrower as to their correctness;

8.2           Banking operations - Liquidity

(a)	ensure that all banking operations in connection with the Vessel are carried out through the Lending Branch of the Bank;

(b)	ensure that at all times the Owner will maintain average balances of not less than Dollars five hundred thousand ($500,000) in the Earnings Account;

(c)	the ratio of Total Debt of the mortgaged vessels owned by the Group to EBITDA does not exceed 5:1;

(d)	procure that on a consolidated basis the Market Value Adjusted Net Worth of the Group is at least Fifty million Dollars ($50,000,000);

(e)	the ratio of Total Bank Debt of the Group to Total Capitalization shall not exceed 0.70:1;

(f)	The expressions used in this Clause 8.2 shall be construed in accordance with GAAP as used in the most recent financial statements produced in accordance with sub-clause 8.1(a),

8.3           No Further Financial Exposure   without the prior written consent of the Bank:

(a)
No further Indebtedness   ensure that the Corporate Guarantor incur no further Indebtedness nor authorise or accept any capital commitments (other than that (i) normally associated with the day to day operations of the Vessel) and (ii) associated with the issuance of letters of guarantee up to Dollars five hundred thousand ($500,000) under normal course of business nor enter into any agreement for payment on deferred terms or hire agreement;

(b)
No Loans   ensure that the Corporate Guarantor not make any loans or advances to, or any investments or pay any interest thereon, in any person, firm, corporation, joint venture or other entity including (without limitation) any loan or advance to any officer, director, stockholder or employee directly or through the Manager;

(c)
No Disposal of Assets/Dividends   ensure that in case of an Event of Default the Borrower and Corporate Guarantor will not dispose of any assets and not declare or pay any dividends or other distribution upon any of the issued shares, nor otherwise dispose of any assets to any of the shareholders of the Borrower; and

(d)
No Payments    ensure that the Corporate Guarantor except pursuant to this Agreement and the other Security Documents (or as expressly permitted by the same) not pay out any funds to any company or person except in connection with the administration of the Corporate Guarantor, the operation, maintenance and/or repair of the Vessel;

8.4           Maintenance of Business and legal Structure

(a)
Maintenance of Business Structure    not change the nature, organisation and conduct of its business as, owner of the Vessel, in the case of the Corporate Guarantor and as legal owner of vessels, in the case of the Borrower or carry on any business other than the business carried on at the date hereof;

(b)
CEO of the Borrower  ensure that Mr. Michael Bodouroglou will be the CEO of the Borrower with executive powers in the administration of the Borrower directly involved in the management of the vessels owned by companies ultimately and beneficially owned by the Borrower;

(c)
Maintenance of the Business and Legal Structure of the Borrower ensure that the Borrower shall continue to be a holding company of ocean-going vessels, listed and trading in the Nasdaq Global Select Market;

(d)
Know your customer and money laundering compliance provide the Bank with such documents and evidence as the Bank shall from time to time require, based on law and regulations applicable from time to time and the Bank’s own internal guidelines applicable from time to time to identify the Borrowers and the other Security Parties, including the ultimate legal and beneficial owner or owners of such entities, and any other persons involved or affected by the transaction(s) contemplated by this Agreement; and

(e)
Control   ensure that no change shall be made directly or indirectly in the ownership, beneficial ownership, control or management of the Corporate Guarantor or any share therein or, of the Vessel without the prior written consent of the Bank;

(f)           No merger not merge or consolidate with any other company or person;

(g)           Subsidiaries   not form or acquire any Subsidiaries;

(h)
Share capital and distribution   not purchase or otherwise acquire for value any shares of its capital or distribute any of its present or future assets, undertakings, rights or revenues to any of its shareholders; and

8.5	Pari passu/Value of Security

(a)
Pari passu    ensure that its obligations under this Agreement shall, without prejudice to the provisions of this Clause 8.5 at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

(b)
Valuation of the Vessel    at any time (and at least once per year) that the Bank might consider to be (at the sole discretion of the Bank) necessary or useful and at the expense of the Borrower, have the Vessel valued in Dollars, without, unless required by the Bank, physical inspection and on the basis of sale for prompt delivery and free of Encumbrances for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer without taking into account the benefit of any charterparty or other engagement concerning the Vessel (“the basis of valuation”), by a reputable shipbroker (such as Arrow, BRS, Clarksons, Fearnleys, Platou, SSY, Galbraiths and Gibson) as may from time to time be appointed by the Bank for this purpose;

(c)
Security Value to Security Requirement-Additional Security    ensure and procure that the Security Value shall be no less than the Security Requirement at the relevant time and if at any relevant time the Security Value is less than the Security Requirement, the Borrower shall within thirty (30) days of being advised by the Bank of such shortfall, either prepay or provide additional security in form and substance in all respects acceptable to the Bank in an amount at least equal to the amount of such shortfall.  Such additional security shall be constituted by:

(i)	additional pledged cash deposits in favour of the Bank in an amount equal to such shortfall with a bank and in an account and manner to be determined by the Bank; and/or

(ii)	any other security acceptable to the Bank to be provided in a manner determined by the Bank.

(d)	Market Value

The Market Value of the Vessel shall be determined for the purpose of Clause 8.5(c) and shall be notified by the Bank to the Borrower and the valuation of such shipbroker shall constitute the value of the Vessel for the purposes of this Agreement and shall be binding upon the parties hereto. All costs in connection with such valuation and any valuation of any additional security provided pursuant to Clause 8.5(c) shall be borne by the Borrower. Any valuation referred to in Clause 8.5 to be addressed to the Bank.

(e)
Valuation of additional security   For the purpose of this Clause 8.5, the market value of any additional security provided or to be provided to the Bank shall be determined by the Bank in its absolute discretion without any necessity for the Bank assigning any reason thereto provided always that if the additional security is in the form of a collateral vessel such collateral vessel shall be valued in accordance with the provisions of Clause 8.5(b) or if the additional security is in form of a cash deposit full credit shall be given for such cash deposit on a Dollar for Dollar basis.

(f)
Documents and evidence   In connection with any additional security provided in accordance with this Clause 8.5, the Bank shall be entitled to receive such evidence and documents as may in the Bank’s reasonable opinion be appropriate and such favourable legal opinions as the Bank shall in its absolute discretion require.

8.6           Maintenance of Assets

(a)
No Transfer of Assets   ensure that the Owner shall not convey, assign, transfer, sell or otherwise dispose of or deal with any of their real or personal property, assets or rights, whether present or future, without the prior written consent of the Bank; and

(b)
No Encumbrance of Assets   ensure that the Owner shall not allow any part of its undertaking, property, assets or rights, whether present or future, to be mortgaged, charged, pledged, used as a lien or otherwise encumbered without the prior written consent of the Bank; and

8.7           Covenants Concerning the Vessel

(a)
Ownership/Management/Control    ensure that the Vessel is registered on the first Drawdown Date under the laws of the Flag State and thereafter maintain her present ownership, management, control and beneficial ownership;

(b)
Class    ensure that the Vessel will remain in class free of any and all recommendations, overdue notations or average damage affecting class and provide the Bank on demand with copies of all class and trading certificates of the Vessel;

(c)
Insurances    ensure that all Insurances of the Vessel are maintained and comply with all insurance requirements specified in this Agreement and in the Mortgage and in case of failure to maintain the Vessel so insured authorise the Bank (and such authorisation is hereby expressly given to the Bank) to have the right but not the obligation to effect such Insurances on behalf of the Borrower (and in case that the Vessel remains in port for an extended period to effect port risks insurances at the cost of the Borrower which, if paid by the Bank, shall be Expenses);

(d)
Transfer/Encumbrances    not without the prior written consent of the Bank sell or otherwise dispose of the Vessel or any share therein or create or agree to create or permit to subsist any Encumbrance over the Vessel (or any share or interest therein) other than Permitted Encumbrances;

(e)
Not imperil Flag, Ownership, Insurances    ensure that the Vessel is maintained and trades in conformity with the laws of the Flag State, of its owning company or of the nationality of the officers of the Vessel, the requirements of the Insurances and nothing is done or permitted to be done which could endanger the flag of the Vessel or its unencumbered (other than Permitted Encumbrances) ownership or its Insurances;

(f)	Mortgage Covenants always comply with all the covenants provided for in the Mortgage;

(g)
Charter    not enter into a charterparty, contract of affreightment, agreement or related document in respect of the employment of the Vessel (i) on demise charterparty or (ii) without the prior written consent of the Bank, for a period for more than twelve (12) months or below the market rate prevailing at the time when the Vessel is fixed in or on terms which are not in accordance with the commercial practice prevailing at the relevant time;

(h)	Assignment of Earnings not assign or agree to assign otherwise than to the Bank the Earnings or any part thereof;

(i)
Survey Report   upon request of the Bank and at any time the Bank (but no more than once a year save in case of an Event of Default) shall require provide the Bank with a physical condition survey report on the Vessel together with a comprehensive record inspection from a surveyor appointed by the Bank, at the Borrower’s expense;

(j)
Class records   upon request of the Bank provide the Bank with due authorisation in form and substance satisfactory to the Bank authorising the to have access and/or obtain any copies of class records or other information at its discretion from the classification society of the Vessel;

(k)           Compliance with Environmental Laws

comply with, and procure that all Environmental Affiliates of any Relevant Party comply with, all Environmental Laws including without limitation, requirements relating to manning and establishment of financial responsibility and to obtain and comply with, and procure that all Environmental Affiliates of such Relevant Party obtain and comply with, all Environmental Approvals and to notify the Bank forthwith:

(i)	of any Environmental Claim for an amount or amounts in aggregate exceeding $100,000 made against the Vessel and any Relevant Ship and/or her respective owner; and

(ii)
upon becoming aware of any incident which may give rise to an Environmental Claim and to keep the Bank advised in writing of the Borrower’s response to such Environmental Claim on such regular basis and in such detail as the Bank shall require;

8.8           Observance of Covenants

(a)	Use of the Loan use the Loan exclusively for the purpose specified in this Agreement;

(b)	Compliance with Covenants duly and punctually perform each of the obligations expressed to be assumed by it under this Agreement and the other Security Documents;

(c)
Payment on Demand    pay to the Bank on demand any sum of money which is payable by the Borrower to the Bank under this Agreement but in respect of which it is not specified in any other Clause when it is due and payable; and

(d)
Evidence of Compliance    upon request by the Bank from time to time provide such information and evidence to the Bank as the Bank would reasonably require to demonstrate compliance with the covenants and undertakings set forth in this Agreement and the other Security Documents;

8.9           Validity of Securities – Taxes etc.

(a)
Validity    ensure and procure that all governmental or other consents required by law and/or any other steps required for the validity, enforceability and legality of this Agreement and the other Security Documents are maintained in full force and effect and/or appropriately taken;

(b)
Earnings    ensure and procure that, unless and until directed by the Bank otherwise (i) all the Earnings of the Vessel shall be paid to the Earnings Account and (ii) the persons from whom the Earnings are from time to time due are irrevocably instructed to pay them to such account in the name of the Owner as shall be from time to time agreed by the Bank in accordance with the provisions hereof and of the relevant Security Documents;

(c)
Taxes     pay all Taxes, assessments and other governmental charges when the same fall due, except to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves have been set aside for their payment if such proceedings fail; and

(d)
Additional Documents    from time to time and within ten (10) days after the Bank’s request execute and deliver to the Bank or procure the execution and delivery to the Bank of all such documents as shall be deemed desirable at the reasonable discretion of the Bank for giving full effect to this Agreement, and for perfecting, protecting the value of or enforcing any rights or securities granted to the Bank under any one or more of this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto and in case that any conditions precedent (with the Bank’s consent) have not been fulfilled prior to the Drawdown, such conditions shall be complied with within fourteen (14) days of Drawdown (unless the Bank agrees otherwise in writing) and failure to comply with this covenant shall be an Event of Default.

8.10
Covenants for the Security Parties Ensure and procure that all other Security Parties and each of them duly and punctually comply, with the covenants in Clauses 8.1 to 8.10 which are applicable to them mutatis mutandis.

8.11           Compliance with the ISM Code    Procure that the Manager and any Operator:

(a)
will comply with and ensure that the Vessel and any Operator by no later than the first Drawdown Date complies with the requirements of the ISM Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

(b)	immediately inform the Bank if there is any threatened or actual withdrawal of the Owner’s, the Manager’s or an Operator’s DOC or the SMC in respect of the Vessel; and

(c)
promptly inform the Bank upon the issue to the Borrower, the Manager or any Operator of a DOC and to the Vessel of an SMC or the receipt by the Owenr, the Manager or any Operator of notification that its application for the same has been realised.

8.12	ISPS Code Compliance Procure that the Manager or any Operator will:

(a)	maintain at all times a valid and current ISSC respect of the Vessel;

(b)	immediately notify the Bank in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of the Vessel; and

(c)	procure that the Vessel will comply at all times with the ISPS Code;

9.           EVENTS OF DEFAULT

There shall be an Event of Default whenever an event described in Clauses 9.1 to 9.9 occurs:

9.1           Non Performance of Obligations

(a)
the Borrower or any other Security Party fails to pay any sum due from the Borrower or, as the case may be such Security Party, under this Agreement and/or any of the other Security Documents at the time, in the currency and in the manner stipulated herein and/or any of the other Security Documents, or, in the case of any sum payable on demand, within three (3) Banking Days of such demand; or

(b)
the Borrower or any other Security Party fails to observe and perform any one or more of the covenants, terms or obligations contained in this Agreement and/or any other Security Document relating to the Insurances; or

(c)
the Borrower or any other Security Party commits any breach of or omits to observe any of the covenants, terms, obligations or undertakings under this Agreement and/or any of the other Security Documents (other than failure to pay any sum when due or to comply with any obligation concerning the Insurances) and, in respect of any such breach or omission which in the reasonable opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within ten (10) days of the Bank notifying the Borrower and/or the relevant Security Party of such required action to remedy the breach or omission; or

9.2           Events affecting the Security Parties

(a)
any Security Party is adjudicated or found bankrupt or insolvent or any judgement or order is made by any competent court or resolution passed or petition (which is not in the reasonable opinion of the Bank frivolous and is not being contested in good faith by such Security Party) presented for the winding-up or dissolution of any Security Party or for the appointment of a liquidator, trustee, receiver, administrator or conservator of the whole or any part of the undertakings, assets, rights or revenues of any Security Party; or

(b)
any Security Party becomes or is deemed to be insolvent or suspends payment of its debts or is (or is deemed to be) unable to or admits inability to pay its debts as they fall due or proposes or enters into any composition, compromise or other arrangement for the benefit of its creditors generally or good faith proceedings are commenced in relation to any Security Party under any law, regulation or procedure relating to reconstruction or readjustment of debts; or

(c)
an encumbrancer takes possession or a receiver or similar officer is appointed of the whole or any part of the undertakings, assets, rights or revenues of any Security Party or a distress, execution, sequestration or other process is levied or enforced upon or sued out against any of the undertakings, assets, rights or revenues of any Security Party and is not discharged within fifteen (15) days; or

(d)
all or a material part of the undertakings, assets, rights or revenues of any Security Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

(d)
any event occurs or proceeding is taken with respect to any Security Party in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in sub-Clauses 9.2(a) to 9.2(d); or

(e)	any Security Party suspends or ceases or threatens to suspend or cease to carry on its business; or

(f)	there occurs, in the reasonable opinion of the Bank, a materially adverse change in the financial condition of any Security Party; or

(g)
any other event occurs or circumstances arise which, in the reasonable opinion of the Bank, materially and adversely affects either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of this Agreement and/or any of the other Security Documents, or (ii) the security created by this Agreement and/or any of the Security Documents; or

(h)	there is any material change in the beneficial ownership of the shares in the Borrower and/or in any other corporate Security Party; or

(k)	a meeting is convened by any Security Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

(l)	Mr. Michael Bodouroglou ceases to be the CEO of the Borrower and have executive power in the administration of the Borrower; or

9.3	Representations or Incorrect any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to this Agreement or any of the other Security Documents or in any notice, certificate or statement referred to in or delivered under this Agreement or any of the other Security Documents is or proves to have been incorrect in any material respect; or

9.4
Cross-default of the Borrower    any Indebtedness of the Borrower is not paid when due or becomes due and payable, or any creditor of the Borrower becomes entitled to declare any such Indebtedness due and payable prior to the date when it would otherwise have become due, or any guarantee or indemnity given or any obligation or covenant undertaken or agreement made by the Borrower in respect of Indebtedness is not honoured when due; or

9.5           Events affecting the Security Documents

(a)
this Agreement or any of the other Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any party thereto (other than the Bank), or if any such party shall deny that it has any, or any further, liability thereunder or it becomes impossible or unlawful for the Borrower to fulfil any of its covenants and obligations contained in this Agreement or any of the Security Documents or for the Bank to exercise the rights vested in it thereunder or otherwise; or

(b)
any consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Borrower to authorise or otherwise in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement and/or any of the other Security Documents or the performance by the Borrower of its obligations under this Agreement and/or any of the other Security Documents is modified in a manner unacceptable to the Bank or is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect; or

(c)	any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of the Security Documents (or any of them) becomes enforceable; or

9.6           Events concerning the Security Parties

(a)
any Security Party (other than the Borrower) fails to pay any sum due from it under this Agreement and/or any of the Security Documents when due, or, in the case of any sum payable on demand, within three (3) Banking Days of demand; or

(a)
any Security Party (other than the Borrower) fails to observe and perform any one or more of the covenants, terms or obligations contained in this Agreement (including Schedule 1) and/or the other Security Documents relating to the Insurances; or

(b)
any Security Party (other than the Borrower) commits any breach of or omits to observe any of the covenants, terms, obligations or undertakings expressed to be assumed by it under this Agreement and/or any of the Security Documents (other than failure to pay any sum when due or to observe or perform obligations relating to the Insurances) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within seven (7) days of the Bank notifying the relevant Security Party, of such required action to remedy the breach or omission; or

(c)
any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party (other than the Borrower) in or pursuant to this Agreement or any of the other Security Documents or in any notice, certificate or statement referred to in or delivered under this Agreement or any of the other Security Documents is or proves to have been incorrect in any material respect; or

(d)	any of the events referred to in Clauses 9.2 to 9.5 occurs (amended as appropriate) in relation to any Security Party (other than the Borrower); or

9.7           Events concerning the Vessel

(a)
the Vessel becomes a Total Loss or suffers damage or is involved in an incident which in the reasonable opinion of the Bank may result in the Vessel being subsequently determined to be a Total Loss and the insurance indemnity is not paid by the insurers to the Bank under the General Assignment within a period of one hundred and twenty (120) days from the date such Total Loss or damage or incident occurred;

(b)
the Vessel ceases to be managed by the Manager (for any reason other than the reason of a Total Loss or sale of the Vessel) with the approval of the Bank, and the Owner fails to appoint a Manager within two (2) days after the termination of the Management Agreement with the previous Manager; or

(c)
the Vessel is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim and the Owner shall fail to procure the release of the Vessel within a period of fourteen (14) days thereafter; or

(d)
(without prejudice to the generality of sub-Clauses 9.1(b) and (c)) for any reason whatsoever the provisions of Clause 8.11 are not complied with and/or the Vessel ceases to comply with the ISM Code; or

(e)
(without prejudice to the generality of sub-Clauses 9.1(b) and (c)) for any reason whatsoever the provisions of Clause 8.12 are not complied with and/or the Vessel ceases to comply with the ISPS Code; or

(f)	the registration of the Vessel under the laws and flag of the Flag State is cancelled or terminated without the prior written consent of the Bank; or

(g)
the Flag State of the Vessel becomes involved in hostilities or civil war or there is a seizure of power in such Flag State by unconstitutional means if, in any such case, such event could in the reasonable opinion of the Bank reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents and alternative arrangements satisfactory to the Bank have not been made promptly upon the Bank’s request; or

(h)
the registration of the Vessel under the laws and flag of the Flag State is cancelled or terminated without the prior written consent of the Bank or, if the Vessel is only provisionally registered on the first Drawdown Date and is not permanently registered under the laws and flag of the Flag State at least  ninety (90) days prior to the deadline for completing such permanent registration; or

9.8           Environmental Events

(a)
any Relevant Party and/or the Manager and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or the Vessel or any Relevant Ship is involved in any incident which gives rise or which may give rise to any Environmental Claim, if in any such case, such non compliance or incident or the consequences thereof could (in the reasonable opinion of the Bank) be expected to have a material adverse effect on the business assets, operations, property or financial condition of the Borrower or any other Security Party or on the security created by any of the Security Documents; or

(b)
any Security Party or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which the Vessel is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover in relation to the Vessel (including without limitation, liability for Environmental Claims arising in jurisdictions where the Vessel operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

9.9
Consequences of Default   The Bank may without prejudice to any other rights of the Bank (which will continue to be in force concurrently with the following), at any time after the happening of an Event of Default:

(a)	by notice to the Borrower declare that the obligation of the Bank to make the Facility available shall be terminated, whereupon the Facility shall be reduced to zero forthwith; and/or

(b)
by notice to the Borrower declare that the Loan and all interest and commitment commission accrued and all other sums payable under this Agreement and the other Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable without any further diligence, presentment, demand of payment, protest or notice or any other procedure from the Bank which are expressly waived by the Borrower; and/or

(c)
put into force and exercise all or any of the rights, powers and remedies possessed by it under this Agreement and/or under any other Security Document and/or as mortgagee of the Vessel, mortgagee, chargee or assignee or as the beneficiary of any other property right or any other security (as the case may be) over the assets charged or assigned to it under the Security Documents or otherwise (whether at law, by virtue of any of the Security Documents or otherwise).

9.10
Insolvency Events of Default   If an event occurs in respect of the Borrower or the other Security Parties of the type described in sub-Clauses 9.2(a) to (e) (except (i) in the case when a petition was presented or proceedings were commenced or a suit or writ were issued by a third party and the Borrower or the relevant Security Party is defending itself in bona fide and (ii) in the case that such events mentioned in Clause 9.2 relate to only a part of the undertakings, assets, rights or revenues which in the opinion of the Bank does not affect the ability of the Borrower or the relevant Security Party to perform its respective obligations under this Agreement and/or the other Security Documents) the obligation of the Bank to make the Facility available shall terminate immediately upon receipt by the Bank of the relevant information (as such receipt shall be conclusively certified by a certificate of the Bank) and all amounts payable under sub-Clause 9.9(b) above shall become immediately due and payable without any notice or other formality which is hereby expressly waived by the Borrower.

9.11
Proof of Default   It is agreed that (i) the non-payment of any sum of money in time will be proved conclusively by mere passage of time and (ii) the occurrence of this (non payment) shall be proved conclusively by a mere written statement of the Bank (save for manifest error).

9.12	Exclusion of Bank’s liability Neither the Bank nor any receiver or manager appointed by the Bank, shall have any liability to the Borrower or any other Security Party:

(a)
for any loss caused by an exercise of rights under, or enforcement of an Encumbrance created by, a Security Document or by any failure or delay to exercise such a right or to enforce such an Encumbrance; or

(b)
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such an Encumbrance or for any reduction (however caused) in the value of such an asset, except that this does not exempt the Bank or a receiver or manager from liability for losses shown to have been caused by the wilful misconduct or gross negligence of the Bank’s own officers and employees or (as the case may be) such receiver’s or manager’s own partners or employees.

10.	INDEMNITIES - EXPENSES - FEES

10.1
Indemnity   The Borrower shall on demand (and it is hereby expressly undertaken by the Borrower to) indemnify the Bank, without prejudice to any of the other rights of the Bank under any of the Security Documents, against any loss (including loss of Margin) or expense which the Bank shall certify as sustained or incurred as a consequence of (i) any default in payment by any of the Security Parties of any sum under any of the Security Documents when due, (ii) the occurrence of any Event of Default, (iii) any prepayment of the Loan or part thereof being made under Clauses 4.3, 8.5(b) or 12 or any other repayment of the Loan or part thereof being made otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid or (iv) any drawdown not being made for any reason (excluding any default by the Bank) after a Drawdown Notice has been given, including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Loan or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan or any part thereof.

10.2	Expenses The Borrower shall (and it is hereby expressly undertaken by the Borrower) pay to the Bank on demand:

(a)
Initial and Amendment expenses   all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank in connection with the negotiation, preparation and execution of this Agreement and the other Security Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement and/or any of the Security Documents and/or in connection with any proposal by the Borrower to constitute additional security pursuant to Clause 8.5(b), whether any such security shall in fact be constituted or not;

(b)
Enforcement expenses   all expenses (including legal and out-of- pocket expenses) incurred by the Bank in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, this Agreement and/or any of the other Security Documents, or otherwise in respect of the moneys owing under this Agreement and/or any of the other Security Documents or the contemplation or preparation of the above, whether they have been effected or not; and

(c)
MII cost    reimburse the Bank on demand for any and all costs incurred by the Bank (as conclusively certified by the Bank) in effecting and keeping effected a Mortgagee’s Interest Insurance (herein “MII”)  for an amount equal to 110% of the Facility at any relevant time, which the Bank may at any time effect on such terms and with such insurers as shall from time to time be determined by the Bank) to be followed by full copies of cover notes, policies, certificates of entry or other contracts of insurance and irrevocable authority is hereby given to the Bank at any time at its discretion to obtain copies of the policies, certificates of entry or other contracts of insurance from the insurers and/or obtain any information in relation to the Insurances relating to a Vessel;

(d)	Other expenses

any and all other Expenses; and

(e)	Legal costs

the legal costs of the Bank’s appointed lawyer, in respect of the preparation of this Agreement and the other Security Documents as well as the legal costs of the foreign lawyers (if these are available) in respect of the registration of the Security Documents or any search or opinion given to the Bank in respect of the Security Parties or the Vessel or the Security Documents.  The said legal costs to be due and payable on the date of drawdown.

All expenses payable pursuant to this Clause 10.2 shall be paid together with Value Added Tax (if any) thereon.

10.3
Stamp duty   The Borrower shall (and it is hereby expressly undertaken by the Borrower to pay any and all stamp, registration and similar taxes or charges (including those payable by the Bank) imposed by governmental authorities in relation to this Agreement and any of the other Security Documents, and shall indemnify the Bank against any and all liabilities with respect to, or resulting from delay or omission on the part of the Borrower to pay such stamp taxes or charges.

10.4
Environmental Indemnity   The Borrower shall indemnify the Bank on demand and hold the Bank harmless from and against all costs, expenses, payments charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal) penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against the Bank at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason out of an Environmental Claim made or asserted against the Bank.

10.5
Currencies   If any sum due from the Borrower under any of the Security Documents or any order or judgement given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of (i) making or filing a claim or proof against the Borrower or any other Security Party, as the case may be, (ii) obtaining an order or judgement in any court or other tribunal or (iii) enforcing any order or judgement given or made in relation to any of the Security Documents, the Borrower shall (and it is hereby expressly undertaken by the Borrower to) indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency into the second currency and (b) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof.  Any amount due from the Borrower under this Clause 10.5 shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of any of the Security Documents, and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

10.6
Central Bank or European Central Bank reserve requirements indemnity The Borrower shall on demand promptly indemnify the Bank against any cost incurred or loss suffered by the Bank as a result of its complying with the minimum reserve requirements of the European Central Bank and/or with respect to maintaining required reserves with the relevant national Central Bank to the extent that such compliance relates to the Facility or deposits obtained by it to fund the whole or part of the Loan and to the extent such cost or loss is not recoverable by the Bank under clause 12.2.

10.7
Maintenance of the Indemnities   The indemnities contained in this Clause 10 shall apply irrespective of any indulgence granted to the Borrower or any other party from time to time and shall continue to be in full force and effect notwithstanding any payment in favour of the Bank and any sum due from the Borrower under this Clause 10 will be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under any one or more of this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto.

10.8	Communications Indemnity It is hereby agreed in connection with communications that:

(a)
express authority is hereby given by the Borrower to the Bank to accept (at the sole discretion of the Bank) all tested or untested communications given by facsimile, telex, cable or otherwise, regarding any or all of the notices, requests, instructions or other communications under this Agreement, subject to any restrictions imposed by the Bank relating to such communications including, without limitation (if so required by the Bank), the obligation to confirm such communications by letter;

(b)
the Borrower shall recognise any and all of the said notices, requests, instructions or other communications as legal, valid and binding, when these notices, requests, instructions or communications come from the telex and fax numbers mentioned in Clause 14.9 or any other telex usually used by it or its managing company;

(c)
the Borrower hereby assumes full responsibility for the execution of the said notices, requests, instructions or communications by the Bank and promises and recognises that the Bank shall not be held responsible for any loss, liability or expense that may result from such notices, requests, instructions or other communications.  It is hereby undertaken by the Borrower to indemnify in full the Bank from and against all actions, proceedings, damages, costs, claims, demands, expenses and any and all direct and/or indirect losses which the Bank or any third party may suffer, incur or sustain by reason of the Bank following such notices, requests, instructions or communications;

(d)
with regard to notices, requests, instructions or communications issued by electronic and/or mechanical processes (e.g. by facsimile, telex), the risk of equipment malfunction, including, without limitation, paper shortage, transmission errors, omissions and distortions is assumed fully and accepted by the Borrower;

(e)
the risks of misunderstandings and errors of notices, requests, instructions or communications being given as mentioned above, are for the Borrower and the Bank will be indemnified in full pursuant to this Clause;

(f)
the Bank shall have the right to ask the Borrower to furnish any information the Bank may require to establish the authority of any person purporting to act on behalf of the Borrower for these notices, requests, instructions or communications but it is expressly agreed that there is no obligation for the Bank to do so.  The Bank shall be fully protected in, and the Bank shall incur no liability to the Borrower for acting upon the said notices, requests, instructions or communications which were believed by the Bank in good faith to have been given by the Borrower or by any of their authorised representative(s); and

(g)
it is undertaken by the Borrower to safeguard the function and the security of the electronic and mechanical appliance(s) such as telex(es), fax(es) etc., as well as the code word list, if any, and to take adequate precautions to protect it from loss and to prevent its terms becoming known to any persons not directly concerned with its use.  The Borrower shall hold the Bank harmless and indemnified from all claims, losses, damages and expenses which the Bank may incur by reason of the failure of the Borrower to comply with the obligations under this Clause and/or this Agreement.

10.9	Fees As an inducement for the Bank to enter into this Agreement the Borrower have to pay to the Bank:

(a)
a commitment commission at the rate of 0.375% per annum on the daily undrawn and uncancelled amount of the Available Facility Amount, payable in arrears, on each of the dates falling at three monthly intervals after the 1st April, 2008 until the last day of the Availability Period (the “Facility Commission Period”), computed from the 1st April, 2008 (in the case of the first payment of commission) and from the date of the preceding payment of commission (in the case of each subsequent payment) until the last day of the Facility Commission Period.

(b)	an arrangement fee in the amount of $150,000 (Dollars one hundred fifty thousand) payable in equal parts on the date hereof and the first Drawdown Date ;

The arrangement fee and the commitment commission referred to in this Clause 10.9 are not refundable and shall be payable by the Borrower to the Bank whether or not any part of the Facility is ever advanced.

11.	SECURITY AND SET-OFF

11.1
Securities   As security for the due and punctual repayment of the Loan and payment of interest thereon as provided in this Agreement and of all other Outstanding Indebtedness, the Borrower shall ensure and procure that the following Security Documents are duly executed and, where required, registered in favour of the Bank in form and substance satisfactory to the Bank at the time specified herein or otherwise as required by the Bank and ensure that such security consists of:

(a)	the Mortgage;

(b)	the General Assignment;

(c)	the Corporate Guarantee contained in Clause 13 hereof;

(d)	the Account pledge Agreement;

(e)	the Manager’s Undertaking; and

(f)	the Charterparty Assignment

Provided however that the Borrower may at any time throughout the Security Period request in writing from the Bank to provide as substitute security for the Vessel, another vessel of same type and size of the Vessel owned by a Subsidiary of the Borrower which shall be of the prior written approval of the Bank and on terms and conditions acceptable to the Bank.

11.2
Maintenance of Securities   It is hereby undertaken by the Borrower that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing and/or due under this Agreement or under the other Security Documents be valid and binding obligations of the respective Security Parties thereto and rights of the Bank enforceable in accordance with their respective terms and that they will, at the expense of the Borrower, execute, sign, perfect and do any and every such further assurance, document, act, omission or thing as in the opinion of the Bank may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

11.3
Application of funds   Unless the Bank determines otherwise or except as is otherwise provided in Clauses 11.5(b) and 11.6(d), all moneys received or recovered by the Bank under or pursuant to any of the Security Documents shall be applied by the Bank in the following manner:

(i)
firstly in or towards payment of Expenses and all sums other than principal or interest which may be due to the Bank under this Agreement and the Security Documents or any of them, at the time of application;

(ii)	secondly in or towards payment of any default interest;

(iii)	thirdly in or towards payment of any arrears of interest due in respect of the Loan or any part thereof;

(iv)	fourthly in or towards repayment of the Loan or any part thereof which is due and payable; and

(v)
fifthly in or towards payment to the Bank for any loss suffered by reason of any such payment in respect of principal not being effected on an Interest Payment Date relating to the part of the Loan repaid; and

(vi)	sixthly the surplus (if any) shall be paid to the Borrower, or to whomsoever else shall be entitled thereto.

11.4	Waiver of right of appropriation The Borrower hereby irrevocably waives any rights of appropriation to which it may be entitled.

11.5
Set off   Express authority is hereby given by the Borrower to the Bank without prejudice to any of the rights of the Bank at law contractually or otherwise, at any time and without notice to the Borrower:

(a)
to apply any credit balance standing upon any account of the Borrower with any branch of the Bank and in whatever currency in or towards satisfaction of any sum due to the Bank from the Borrower under this Agreement and/or any of the other Security Documents;

(b)	in the name of the Borrower and/or the Bank to do all such acts and execute all such documents as may be necessary or expedient to effect such application; and

(c)	to combine and/or consolidate all or any accounts in the name of the Borrower with the Bank.

For all or any of the above purposes authority is hereby given to the Bank to purchase with the monies standing to the credit of any such account or accounts such other currencies as may be necessary to effect such application.  The Bank shall not be obliged to exercise any right given by this Clause.

11.6	Earnings Account-Retention Account

(a)
The Borrower and the Corporate Guarantor shall procure that all moneys payable in respect of the Earnings of the Vessel shall be paid to the Earnings Account free from Encumbrances.  Unless and until an Event of Default shall occur (whereupon the provisions of Clause 11.3 shall be applicable) no monies shall be withdrawn from the Earnings Account save as hereinafter provided:

(i)	first: in payment of any and all sums whatsoever due and payable to the Bank hereunder (such sums to be paid in such order as the Bank may in its sole discretion elect);

(ii)
second: during each month of the Security Period (but by no later than, in the case of the first such month, the date falling thirty (30) days after the Drawdown Date and, in the case of each subsequent month, the same date of that month), the Borrower shall, upon first demand of the Bank, cause to be transferred from the Earnings Account to the Retention Account out of the aggregate amount of the Earnings of the Vessel received in the Earnings Account during the preceding month:

•	one third (1/3rd) of the amount of the Repayment Instalment specified in Clause 4.1 falling due for payment on the next following Repayment Date; and

•	the relevant fraction of the amount of interest on the Loan falling due on the next due date for payment of interest under this Agreement.

The expression “relevant fraction” in relation to an amount of interest on the Loan falling due for payment means a fraction (which shall be notified by the Bank to the Borrower at the beginning of each Interest Period) where the numerator is always one (1) and where the denominator shall always be three (3) except in the case of an Interest Period of less than three months, in which case the denominator shall be the number of months comprised in such Interest Period; and

(iii)	third: any balance shall be released to the Borrower.

(b)
If the aggregate amount of the Earnings of the Vessel received in the Earnings Account is insufficient in any month for the required transfer to be made from the Earnings Account to the Retention Account in accordance with Clause 11.6(a), the Borrower shall make up the amount of such insufficiency on demand from the Bank, but, without prejudice to its right to make such demand, the Bank may elect to make up the whole or any part of such insufficiency by increasing the amount of any transfer to be made in accordance with Clause 11.6(a)(ii) from the aggregate amount of such Earnings received in the next or subsequent months.

(c)
Until the occurrence of an Event of Default (or an event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default), the Bank shall on each Repayment Date and on each due date for the payment of interest under this Agreement apply in accordance with the provisions of Clause 8.1 the relevant part of the balance then standing to the credit of the Retention Account as shall be required to make payment of the Repayment Instalment specified in Clause 4.1 then due under the terms of this Agreement or payment of interest then due under the terms of this Agreement and such transfer shall constitute a pro tanto satisfaction of the Borrower’ obligations to pay such repayment instalment or interest (as the case may be) then due under this Agreement.

(d)
Any amounts for the time being standing to the credit of the Retention Account shall bear interest at the rate from time to time offered by the Bank to its customers for Dollar deposits of similar amounts and for periods similar to those for which such amounts are likely to remain standing to the credit of the Retention Account.  Such interest shall, provided that the foregoing provisions of this Clause 11.6 shall have been complied with and provided that no Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition, might constitute an Event of Default) shall have occurred, be released to the Borrower.

(e)
Nothing herein contained shall be deemed to affect the absolute obligation of the Borrower to pay interest on and to repay the Loan as provided in Clauses 3 and 6 or shall constitute a manner or postponement thereof.

(f)
The Corporate Guarantor hereby irrevocably authorises the Bank to make from the Earnings Account any and all above payments and repayments as and when the same fall due or at any time thereafter. The Bank shall advise the Corporate Guarantor and/or the Borrower in respect of any such payment or repayment.

(g)
The Borrower, or as the case may be, the Corporate Guarantor  will comply with any written requirement of the Bank from time to time as to the location or re-location of the Earnings Account and the Retention Account (or either of them) and will from time to time enter into such documentation as the Bank may reasonably require in order to create or maintain in favour of the Bank an Encumbrance in the Earnings Account and the Retention Account, all at cost and expense of the Borrower.

(h)
Each of the Borrower and the Corporate Guarantor hereby covenants with the Bank that the Earnings Account, the Retention Account and any moneys therein shall not be charged, assigned, transferred or pledged nor shall there be granted by the Borrower and/or the Guarantor or suffered to arise any third party rights over or against the whole or any part of the Earnings Account other than in favour of the Bank.

(i)
The Earnings Account shall be operated in accordance with the Bank’s usual terms and conditions (full knowledge of which the Corporate Guarantor hereby acknowledges) and subject to the Bank’s usual charges levied on such accounts and/or transactions conducted on such accounts (as from time to time notified by the Bank to the Corporate Guarantor).

(j)	The Borrower hereby warrants that sufficient monies to meet the next Repayment Instalment plus interest thereon will be accumulated each and every month in the Retention Account.

(k)
After the occurrence of an Event of Default the Bank shall be entitled, but not bound, to apply the balance (if any) including any accrued interest standing to the credit of the Earnings Account and the Retention Account in accordance with the provisions of Clause 11.3.

(l)
Upon payment in full of all principal, interest and all other amounts due to the Bank under the terms of this Agreement and the other Security Documents, any balance then standing to the credit of the Retention Account and/or the Earnings Account shall be released and paid to the Borrower or to whomsoever else may be entitled to receive such balance.

12	UNLAWFULNESS, INCREASED COSTS

12.1
Unlawfulness If any change in, or introduction of, any law, regulation or regulatory requirement or any request of any central bank, monetary, regulatory or other authority or any order of any court renders it unlawful or contrary to any such regulation, requirement, request or order for the Bank to advance the Facility or to maintain or fund the Loan, notice shall be given promptly by the Bank to the Borrower whereupon the Facility shall be reduced to zero and the Borrower shall be obliged to prepay the Loan in accordance with such notice, together with accrued interest thereon to the date of prepayment and all other sums payable by the Borrower under this Agreement.

In any such event the Borrower and the Bank shall (as per the provisions of sub-Clause 3.6) negotiate in good faith (but without incurring any legal obligations) with a view to agreeing the terms for making the Loan available from another jurisdiction or providing the Loan from alternative sources.

12.2
Change of circumstances   If any change in or in the interpretation of any applicable law or regulation, by any government or governmental authority or agency, makes it unlawful for the Bank to maintain or give effect to its obligations or to claim or receive any amount payable to the Bank under this Agreement, then the Bank may serve written notice on the Borrower declaring its obligations under this Agreement terminated in whole or in part, whereupon the same shall terminate forthwith and the Borrower will immediately repay the Loan and accrued interest to the date of prepayment together with all other Outstanding Indebtedness to the Bank pursuant to the terms of the notice.

12.3
Increased Cost   If, as a result of (a) any change in or in the interpretation of any law, regulation or official directive (whether or not having the force of law but, if not having the force of law, with which the Bank habitually complies) - including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or those resulting from the implementation of any amendment of the “1988 Basle convergence agreement” or any amendatory or substitute agreement thereof (the “Basle II”)- by any governmental authority in any country the laws or regulations of which are applicable on the Bank, or (b) compliance by the Bank with any request from any applicable fiscal or monetary authority (whether or not having the force of law but, if not having the force of law, with which the Bank habitually complies) or (c) any other set of circumstances affecting the Bank:

(a)	the cost to the Bank of making the Facility or any part thereof or maintaining or funding the Loan is increased or an additional cost on the Bank is imposed; and/or

(b)
subject the Bank to Taxes or the basis of Taxation (other than Taxes or Taxation on the overall net income of the Bank) in respect of any payments to the Bank under this Agreement or any of the other Security Documents is changed; and/or

(c)	the amount payable or the effective return to the Bank under any of the Security Documents is reduced; and/or

(d)
the Bank’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank’s obligations under any of the Security Document is reduced; and/or

(e)	require the Bank to make a payment or forgo a return on or calculated by references to any amount received or receivable by it under any of the Security Documents is required; and/or

(f)
require the Bank to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Facility or the Loan from its capital for regulatory purposes, then and in each case (subject to Clause 12.6) the Borrower shall pay to the Bank, from time to time, upon demand, such additional moneys as shall indemnify the Bank for any increased or additional cost, reduction, payment, foregone return or loss whatsoever

12.4
Claim for increased cost   The Bank will promptly notify the Borrower of any intention to claim indemnification pursuant to Clause 12.3 and such notification will be a conclusive and full evidence binding on the Borrower as to the amount of any increased cost or reduction and the method of calculating the same and the Borrower shall be allowed to rebut such evidence by any means of evidence save for witness.  A claim under Clause 12.3 may be made at any time and must be discharged by the Borrowers within seven (7) days of demand.  It shall not be a defence to a claim by the Bank under this Clause 12.3 that any increased cost or reduction could have been avoided by the Bank.  Any amount due from the Borrower under Clause 12.3 shall be due as a separate debt and shall not be affected by judgement being obtained for any other sums due under or in respect of this Agreement.

12.5
Option to prepay   If any additional amounts are required to be paid by the Borrower to the Bank by virtue of Clause 12.3, the Borrower shall be entitled, on giving the Bank not less than fourteen (14) days prior notice in writing, to prepay the Loan and accrued interest thereon, together with all other Outstanding Indebtedness, on the next Repayment Date. Any such notice, once given, shall be irrevocable.

12.6
Exception Nothing in Clause 12.3 shall entitle the Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is subject of an additional payment under Clause 5.3.

13.           GUARANTEE

13.1
In consideration of the Bank's obligations under this Agreement, the Corporate Guarantor as primary obligor and not merely as surety, hereby jointly and severally with any other guarantor irrevocably and unconditionally guarantee to the Bank the full, complete and prompt performance by the Borrower of all its obligations under this Agreement and the Security Documents and the due and punctual payment to the Bank of all sums payable now or in the future by the Borrower under this Agreement and/or the Security Documents as and when the same shall become due, whether by acceleration or otherwise and jointly, severally and unconditionally undertake with the Bank that whenever the Borrower fails to make payment when due of any sum whatsoever under this Agreement and/or the Security Documents, the Corporate Guarantor shall, upon demand, pay all sums in respect of which default has been made in accordance with the provisions of this Agreement.  The liability of the Corporate Guarantor shall be to pay to the Bank the full amount from time to time owing to the Bank by the Borrower under the Agreement and/or the Security Documents and the Corporate Guarantor confirms and agrees (without prejudice to Clause 13.5) that the liability of the Corporate Guarantor hereunder shall not be discharged or diminished by any failure by any other guarantor to execute its or his guarantee or any release by the Bank of any other guarantor from its obligations thereunder.

13.2
Any statement of account of the Borrower signed as correct by an officer of the Bank, showing the amount owing by the Borrower under this Agreement and the Security Documents shall, in the absence of manifest error, be binding conclusive and full evidence on and against the Corporate Guarantor.

13.3
This guarantee is to be a continuing guarantee and shall remain in full force and effect until all moneys now or hereafter payable by the Borrower under this Agreement and the Security Documents shall have been paid or satisfied in full, and is in addition to and not in substitution for, and shall not be prejudiced or affected by, any other security or guarantee now or hereafter held by the Bank for the payment of such moneys.

13.4
The Corporate Guarantor shall not be exonerated and its liability hereunder shall not be lessened or impaired by any time, indulgence or relief being given by the Bank to the Borrower or any other guarantor or any other person, by any amendment of or supplement to this Agreement or any of the Security Documents or any other document, by the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any right, remedies or securities against the Borrower, the Corporate Guarantor or any other guarantor or any other person or by anything done or omitted which but for this provision might operate to exonerate the Corporate Guarantor or the Borrower or any other guarantor.

13.5
The obligations of the Corporate Guarantor hereunder shall not be affected by any legal limitation, disability, incapability (including without limitation death, unsoundness of mind, bankruptcy, administration, receivership, liquidation and dissolution) or other circumstances relating to the Borrower, any other guarantor or any other person, whether known or not to the Bank, by any invalidity in or irregularity or unenforceability of the obligations of the Borrower, any other guarantor or any other person under this Agreement or any of the Security Documents or otherwise or by any change in the constitution of, or any amalgamation or reconstruction of the Borrower, any other guarantor, the Bank or any other person.

13.6
The Corporate Guarantor hereby waives all rights the Corporate Guarantor may have of first requiring the Bank to proceed against or enforce any guarantee or security of, or claim payment from, the Borrower any other Guarantor or any other person before enforcing this Guarantee and no action taken or omitted by the Bank in connection with any other guarantee or security or other means of payment in respect of the Borrower's obligations under this Agreement shall discharge, reduce, prejudice or affect the liability of the Corporate Guarantor under this Guarantee nor shall the Bank be obliged to apply any money or other property received in consequence of any enforcement or realisation of any other guarantee or security or other means of payment in reduction of the liabilities of the Borrower under this Agreement and the other Security Documents.

13.7
Until all monies, obligations and liabilities due, owing or incurred by the Borrower to the Bank under this Agreement and the Security Documents have been paid or discharged in full, the Corporate Guarantor agrees not to exercise or enforce any of its rights of subrogation and indemnity or contribution against the Borrower and agrees not to claim any set-off or counter-claim against the Borrower or to claim or prove in competition with the Bank in the event of bankruptcy, insolvency or liquidation of any guarantor or the Borrower on terms that the benefit of such proof and of all moneys received by it in respect thereof shall be held on trust for the Bank and applied in such manner as the Bank shall deem appropriate or have any benefit of or any share in any other guarantee or security now or hereafter held by the Bank.  Any moneys received by the Bank from the Corporate Guarantor may be placed to the credit of a suspense account with a view to preserving any of its respective rights to prove for the whole of its claims against the Borrower.

13.8
Any release settlement or discharge between the Bank and the Corporate Guarantor shall be conditional upon no security or payment to the Bank by the Borrower or any other guarantor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force or for any other reason whatsoever and the Bank shall be entitled to recover from the Corporate Guarantor the value which the Bank have placed upon such security or the amount of any such payment as if such settlement or discharge had not occurred and any such payment has not been made.

13.9
The Corporate Guarantor agrees to pay interest (to the extent that such interest is not paid by the Borrower) from the date upon which the Borrower fails to make payment under this Agreement or any of the Security Documents (or, if earlier, from the date when the legal liability of the Borrower to pay interest under this Agreement ceased by reason of provisions or enactments relating to bankruptcy, insolvency, liquidation or otherwise) until payment has been effected in full of all moneys, obligations and liabilities hereby guaranteed, such interest to be payable before and after judgement at such rate as would at that time be equal to the rate of interest payable under this Agreement.

13.10
The Corporate Guarantor has not taken or received, and the Corporate Guarantor hereby undertakes that until all monies, obligations and liabilities due, owing or incurred by the Borrower under this Agreement and the Security Documents have been paid in full, the Corporate Guarantor will not take or receive, any security or lien from the Borrower or any other person in respect of the granting of this Guarantee or for any liability whatsoever.

13.11
In addition to the Guarantee contained herein and separate therefrom the Corporate Guarantor hereby irrevocably agrees to indemnify the Bank against all costs, charges and expenses (including legal expenses on a full indemnity basis) which the Bank may reasonably incur in proceeding against the Borrower and/or the Corporate Guarantor.

13.12	Any admission of debt by the Borrower will be binding automatically on the Corporate Guarantor.

13.13	Without prejudice to the generality of any waivers included in the preceding Clauses the Corporate Guarantor hereby specifically waives without reservation, absolutely and unconditionally:

(i)	the benefit of discussion and any other rights, benefits or privileges granted to the Corporate Guarantor by any applicable law; and

(ii)	any right to object to any payment to the Bank resulting from any counter claim which the Corporate Guarantor might have against the Bank; and

(iii)	any right to object to any payment, as a result of errors or omissions made by the Bank, which caused the Corporate Guarantor to lose any right or recourse against the Borrower or any third party; and

(iv)	any other right, benefit or privilege which the Corporate Guarantor has under the law and it subject to waiver.

13.14
As a separate and independent stipulation, the Corporate Guarantor agrees that if any purported obligation or liability of the Borrower which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against the Borrower on any ground whatsoever whether or not known to the Bank (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of the Borrower or any legal or other limitation or any disability or incapacity or any change in the constitution of the Borrower) the Corporate Guarantor shall, nevertheless, be liable to the Bank in respect of the purported obligation or liability as if the same were fully valid and enforceable and the Corporate Guarantor were the principal debtor in respect thereof.  The Corporate Guarantor hereby agrees to keep the Bank fully indemnified on demand against all damages, losses, costs, and expenses arising from any failure of the Borrower to perform or discharge any such purported obligation or liability.

13.15
If, contrary to this Guarantee, the Corporate Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Bank and shall be delivered to the Bank on demand.

13.16
The Corporate Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to the Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Bank.

14.	GENERAL

14.1	Assignment, Participation, Change of Lending Branch

(a)	Binding Effect This Agreement shall be binding upon and inure to the benefit of the Bank and the Borrower and their respective successors and assigns.

(b)
No Assignment by the Borrower The Borrower and any other parties to the Security Documents may not assign any rights and/or obligations under this Agreement or any of the other Security Documents or any documents executed pursuant to this Agreement and/or the other Security Documents.

(c)
Assignment by the Bank The Bank may at any time (following consultation with the Borrower and adequate notice being given to the Borrower and the other Security Parties but without the consent of the Borrower), assign, transfer, or offer participation to any Subsidiary or holding company of the Bank or any Subsidiary of such holding company or (with the consent of the Borrower, such consent not to be unreasonably withheld) to any other bank or financial institution currently active in ship finance business, in whole or in part, or in any manner dispose of all or any of its rights and/or obligations arising or accruing under this Agreement or any of the other Security Documents or any documents executed pursuant to this Agreement and/or the other Security Documents.

(d)
Documentation If the Bank assigns, transfers or in any other manner grants participation in respect of all or any part of its rights or benefits or transfers all or any of its obligations as provided in this Clause 14.1 the Borrower undertakes, immediately on being requested to do so by the Bank, to enter into and procure that each Security Party enters into (at the Bank’s expense) such documents as may be necessary or desirable to transfer to the assignee, transferee or participant all or the relevant part of the interest of the Bank in the Security Documents and all relevant references in this Agreement to the Bank shall thereafter be construed as a reference to the Bank and/or assignee, transferee or participant of the Bank to the extent of their respective interests and, in the case of a transfer of all or part of the obligations of the Bank, the Borrower shall thereafter look only to the assignee, transferee or participant in respect of that proportion of the obligations of the Bank under this Agreement assumed by such assignee, transferee or participant.  The Borrower hereby expressly consents to any subsequent transfer of the rights and obligations of the Bank and undertake that they shall join in and execute such supplemental or substitute agreements as may be necessary to enable the Bank to assign and/or transfer and/or grant participation in respect of its rights and obligations to another branch or to one or more banks or financial institutions in a syndicate or otherwise.

(e)
Disclosure of information The Bank may without the consent of the Borrower, disclose (on a confidential basis) to a prospective assignee, substitute or transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrower and the other Security Parties as the Bank shall consider appropriate.

(f)
Change of Lending Branch The Bank shall be at liberty to transfer the Loan to any branch or branches, and upon notification of any such transfer, the word “Bank” in this Agreement and in the other Security Documents shall mean the Bank, acting through such branch or branches and the terms and provisions of this Agreement and of the other Security Documents shall be construed accordingly.

14.2
Cumulative Remedies The rights and remedies of the Bank contained in this Agreement and the other Security Documents are cumulative and not exclusive of each other nor of any other rights or remedies conferred by law.

14.3
Waivers   No delay or omission by the Bank to exercise any right, remedy or power vested in the Bank under this Agreement and/or the other Security Documents or by law shall impair such right or power, or be construed as a waiver of, or as an acquiescence in any default by the Borrower and/or any other Security Party, nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  In the event of the Bank on any occasion agreeing to waive any such right, remedy or power, or consent to any departure from the strict application of the provisions of this Agreement or of any Security Document, such waiver shall not in any way prejudice or affect the powers conferred upon the Bank under this Agreement and the other Security Documents or the right of the Bank thereafter to act strictly in accordance with the terms of this Agreement and the other Security Documents.  No modification or waiver by the Bank of any provision of this Agreement or of any of the other Security Documents nor any consent by the Bank to any departure therefrom by any Security Party shall be effective unless the same shall be in writing and then shall only be effective in the specific case and for the specific purpose for which given.  No notice to or demand on any such party in any such case shall entitle such party to any other or further notice or demand in similar or other circumstances.

14.4
Integration of Terms This Agreement contains the entire agreement of the parties and its provisions supersede the provisions of the Commitment Letter (save for the provisions thereof which relate to fees) and any and all other prior correspondence and oral negotiation by the parties in respect of the matters regulated by this Agreement.

14.5
Amendments  This Agreement and any other Security Documents shall not be amended or varied in their respective terms by any oral agreement or representation or in any other manner other than by an instrument in writing of even date herewith or subsequent hereto executed by or on behalf of the parties hereto or thereto.

14.6
Invalidity of Terms In the event of any provision contained in one or more of this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto being invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction whatsoever, such provision shall be ineffective as to the jurisdiction only without affecting the remaining provisions hereof or thereof.  If, however, this event becomes known to the Bank prior to the Drawdown of the Facility or of any part thereof the Bank shall be entitled to refuse drawdown until this discrepancy is remedied. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by the law to the intent that this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto shall be deemed to be valid binding and enforceable in accordance with their respective terms.

14.7	Inconsistency of Terms In the event of any inconsistency between the provisions of this Agreement and the provisions of a Security Document the provisions of this Agreement shall prevail.

14.8	Language and genuineness of documents

(a)
Language    All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement or any of the other Security Documents shall be in the Greek or the English language (or such other language as the Bank shall agree) or shall be accompanied by a certified Greek translation upon which the Bank shall be entitled to rely.

(b)
Certification of documents   Any copies of documents delivered to the Bank shall be duly certified as true, complete and accurate copies by appropriate authorities or legal counsel practising in Greece or otherwise as it will be acceptable to the Bank at the sole discretion of the Bank.

(c)
Certification of signature   Signatures on Board or shareholder resolutions, Secretary’s certificates and any other documents are, at the discretion of the Bank, to be verified for their genuineness by appropriate Consul or other competent authority.

14.9	Notices

(a)	Every notice, request, demand or other communication under the Agreement or, unless otherwise provided therein, any of the Security Documents shall.

(i)	be in writing delivered personally or be first-class prepaid letter (airmail if available), or shall be served through a process server or subject to Clause 10.8 by or fax;

(ii)
be deemed to have been received, subject as otherwise provided in this Agreement or the relevant Security Document, in the case of a telex, at the time of despatch with confirmed answerback of the addressee appearing at the beginning and end of the communication, in the case of fax, at the time of dispatch as per transmission report (provided that if the date of despatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day), in the case of a cable 24 hours after despatch and in the case of a letter when delivered or served personally or five (5) days after it has been put into the post; and

(iii)	be sent:

if to be sent to any Security Party, to:
c/o Allseas Marine S.A., 15 Karamanli Ave., Voula, GR 166 73, Attiki, Greece, Fax No.: +30210 Attention: Mr.
if to be sent to the Bank, to
FBB-First Business Bank S.A. 62, Notara and Sotiros Dios streets, 185 35 Piraeus, Greece Fax No. (+30 210) 4132 058 Attention: The Manager

or to such other person, address, telex or fax number as is notified by the relevant Security Party or the Bank (as the case may be) to the other parties to this Agreement and, in the case of any such change of address, telex or fax number notified to the Bank, the same shall not become effective until notice of such change is actually received by the Bank and a copy of the notice of such change is signed by the Bank.

14.10	Confidentiality

(a)
Each of the parties hereto agree and undertake to keep confidential any documentation and any confidential information concerning the business, affairs, directors or employees of the other which comes into its possession during this Agreement and not to use any such documentation, information for any purpose other than for which it was provided.

(b)
The Borrower acknowledges and accepts that the Bank may be required by law or that it may be appropriate for the Bank to disclose information and deliver documentation relating to the Borrower and the transactions and matters in relation to this Agreement and/or the other Security Documents to governmental or regulatory agencies and authorities.

(c)
The Borrower acknowledges and accepts that in case of occurrence of any of the Events of Default the Bank may disclose information and deliver documentation relating to the Borrower and the transactions and matters in relation to this Agreement and/or the other Security Documents to third parties to the extend that this is necessary for the enforcement or the contemplation of enforcement of the Bank’s rights or for any other purpose for which in the opinion of the Bank, such disclosure should be useful or appropriate for the interests of the Bank or otherwise and the Borrower expressly authorise any such disclosure and delivery.

(d)
The Borrower acknowledges and accepts that the Bank may be prohibited or it may be inappropriate for the Bank to disclose information to the Borrower by reason of law or duties of confidentiality owed or to be owed to other persons.

(e)
The Borrower hereby grants its consent to the communication by the Bank for process in the meaning of law 2472/97 of its personal data contained in this Agreement, the Security Documents, in the Earnings Account and any accounts opened in their names with the Bank for onwards communication thereof to the inter-banking database record called “Teiresias” kept and solely used by banks and financial institutions. The Borrower is entitled at any relevant time throughout the Security Period to revoke its consent given hereunder by written notice addressed to the Bank and the Registrar of “Teiresias A.E.” at 2, Alamanas street, 15125 Maroussi, Athens, Greece.

15	APPLICABLE LAW AND JURISDICTION

15.1	Law

(a)	This Agreement shall be governed by and construed in accordance with English Law.

(b)
For the purposes of enforcement in Greece, it is hereby expressly agreed that English law as the governing law of the Facility Agreement and the Corporate Guarantee incorporated in Clause 13 hereof will be proved by an affidavit of a solicitor from an English law firm to be appointed by the Bank and the said affidavit shall constitute full and conclusive evidence binding on the Borrower and the Corporate Guarantor but the Borrower and the Corporate Guarantor shall be allowed to rebut such evidence save for witness.

15.2	Submission to Jurisdiction

(a)
For the exclusive benefit of the Bank, the Borrower and the Corporate Guarantor hereby (i) irrevocably submits to the non exclusive jurisdiction of the Courts of Piraeus in Greece and (ii) agrees that any summons, writ, judicial or extra-judicial notice, protest, payment order, order for payment, order for enforcement, announcement of claim or other legal process issued against it in Greece shall be served upon the Process Agent, who is hereby authorised to accept such service, which shall be deemed to be good service on the Borrower and the Corporate Guarantor.

(b)
The submission to the jurisdiction of the Courts of Piraeus shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings against the Borrower and/or the Corporate Guarantor in the courts of any other jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(c)
The parties further agree that subject to sub-Clause 15.2(b) the Courts of Piraeus shall have exclusive jurisdiction to determine any claim which the Borrower may have against the Bank arising out of or in connection with this Agreement and each of the Borrower and the Corporate Guarantor hereby waives any objections to proceedings with respect to this Agreement in such courts on the grounds of venue or inconvenient forum.

15.2	Proceedings in any other country: Clause 15.2 is for the exclusive benefit of the Bank which reserves the rights:

(a)
to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than Greece and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in Greece or without commencing proceedings in Greece.

15.3
Proceedings in any other country If it is decided by the Bank that any such proceedings should be commenced in any other country, then any objections as to the jurisdiction or any claim as to the inconvenience of the forum is hereby waived by the Borrower and the Corporate Guarantor and it is agreed and undertaken by the Borrower and the Corporate Guarantor to instruct lawyers in that country to accept service of legal process and not to contest the validity of such proceedings as far as the jurisdiction of the court or courts involved is concerned and the Borrower and the Corporate Guarantor agrees that any judgment or order obtained in an English court shall be conclusive and binding on the Borrower and the Corporate Guarantor and shall be enforceable without review in the courts of any other jurisdiction.

15.4
Process Agent Mrs. Maria Stefanou, an attorney-at-law, presently of Skoufa 3 street, Drafi, Athens, Greece, is hereby appointed by the Borrower and the Corporate Guarantor as agent to accept service in Greece (hereinafter “Process Agent for Hellenic Proceedings”) upon whom any judicial process in respect of proceedings in Greece may be served and any process notice, judicial or extra-judicial request, demand for payment, payment order, foreclosure proceedings, notarial announcement of claim, notice, request, demand or other communication under this Agreement or any of the Security Documents.  In the event that the Process Agent for Hellenic Proceedings (or any substitute process agent notified to the Bank in accordance with the foregoing) cannot be found at the address specified above (or, as the case may be, notified to the Bank), which will be conclusively proved by a deed of a process server to the effect that the Process Agent for Hellenic Proceedings was not found at such address, any process notice, judicial or extra-judicial request, demand for payment, payment order, foreclosure proceedings, notarial announcement of claim or other communication to be sent to any Security Party may be validly notified in accordance with the relevant provisions of the Hellenic Code on Civil Procedure.

In this Clause 15 “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

SCHEDULE 1

Form of Drawdown Notice

(referred to in Clause 3.1)

To:           FBB-First Business Bank S.A.
62, Notara and Sotiros Dios streets,
185 35 Piraeus, Greece
(the "Bank")

Date: ........ ………., …….

Dear Sirs,

Credit Facility Agreement dated .......... April, 2008 (the “Agreement”) for a floating interest rate revolving credit facility of US$30,000,000 made between (A) FBB-First Business Bank S.A, (B) PARAGON SHIPPING INC (the “Borrower”) and (C) CAMELIA NAVIGATION S.A.. (the “Corporate Guarantor”)

(All capitalised terms used herein and not defined herein shall have the meanings given to them in the Agreement).

We refer to the Agreement and hereby:

(1)
give you notice that we wish to draw an Advance in the sum of $.......... .......... (.......... .......... .......... .......... .......... .......... Dollars) on .......... .......... .......... ……. for value same date.  The funds should be paid for the purpose(s) set out in Clause 1.1 of the Agreement, as follows:

(2)	select an Interest Period of .......... .......... months in respect of such Advance.

(3)	confirm that:

(a)	no event has occurred and is continuing which constitutes, or which with the giving of notice or lapse of time or both would constitute an Event of Default under the Agreement;

(b)	the representations and warranties contained in Clause 7 of the Agreement (updated mutatis mutandis to the date hereof) are true and correct as if made at the date hereof; and

(c)
the borrowing to be effected by the said Advance will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit in our borrowings (whether imposed by statute, regulations, agreements or otherwise) to be exceeded.

Yours faithfully,

THE BORROWER

For and on behalf of

PARAGON SHIPPING INC.

By:________________________

Name:

Tittle:        Attorney-in-fact

SCHEDULE 2

INSURANCE REQUIREMENTS

This Schedule is an integral part of the Agreement to which it is attached.

1.	DEFINITIONS

1.1
Words and expressions used in this Schedule shall have the meanings given thereto in the agreement to which this Schedule is attached and the following expressions shall have the meanings listed below:

“Approved Brokers” means such firm of insurance brokers, appointed by the Owner, as may from time to time be approved by the Bank in writing for the purposes of this Schedule;

“Excess risks” means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding its insured value;

“Insurance Requirements” means all the terms and conditions in this Schedule or any other provision concerning Insurances in any other Clause of the agreement to which this Schedule is attached and all such terms and conditions are an integral part of the agreement to which they are attached;

“Insurances” in respect of a vessel means all policies and contracts of insurance (including, without limitation, all entries of such vessel in a protection and indemnity, war risks or other mutual insurance association) which are from time to time in place or taken out or entered into by or for the benefit of the Owner owning such vessel (whether in the sole name of its Owner or in the joint names of its Owner and the Bank) in respect of such vessel and its earnings or otherwise howsoever in connection with such vessel and all benefits of such policies and/or contracts (including all claims of whatsoever nature and return of premiums);

“Loss Payable Clauses” means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance document, such Loss Payable Clauses to be in the forms set out in paragraph 4 of this Schedule, or such other form as the Bank may from time to time agree in writing;

“Owner” means the owner of a vessel which should be insured and be maintained insured pursuant to these Insurance Requirements in accordance with any agreement to which these Insurance Requirements are attached;

“Protection and Indemnity Risks” means the usual risks covered by an English protection and indemnity association including the proportion (if any) not recoverable in the case of collision under the ordinary collision clause; and

“War risks” includes the risk of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

2.	INSURANCES TO BE EFFECTED AND MAINTAINED

2.1
The insurance which must be effected and maintained in accordance with the provisions of the agreement to which these Insurance Requirements are attached should be in the name of the Owner and as follows:

(a)	Hull and Machinery

insurance against fire and usual marine risks on an agreed value basis, on a full cover/all risks basis according to English or American Hull Clauses with a reasonable deductible and upon such terms as shall from time to time be approved in writing by the Bank; and

(b)	War Risks Insurance

insurance against War risks according to the London Institute War Clauses, on an agreed value basis attaching also the so called war protection clauses.  In this case crew war liabilities insurance shall also have to be effected separately; and

(c)	Increased Value

increased Value insurance (Total Loss only, including Excess Liabilities) as per the applicable English or American Institute Clauses (Disbursement/Increased Value/ Excess Liabilities) up to an amount not exceeding the Insurance Amount specified in Clause 3.3 below; and

(d)	Protection and Indemnity

insurance against protection and indemnity risks for the full value and tonnage of the vessel insured (as approved in writing by the Bank) according to the relevant rules and deductibles provided thereof for all risks including Pollution (and if the vessel is passenger ship including liability towards third parties which is not covered by the War Risk Insurance) insured by P+I Clubs, members of the International Group of Protection and Indemnity Associations.  If any risks are excluded or the deductibles as provided by the rules have been altered, the written consent of the Bank shall have to be previously required.  In case that crew liabilities (including without limitation loss of life, injury or illness) have been entirely excluded from the association cover or insured on a deductible excess basis, (always subject to the prior written consent of the Bank) such liabilities shall have to be further insured separately with other underwriters acceptable to the Bank and upon such terms as shall from time to time be approved in writing by the Bank; and

(e)	FD & D Insurance

(If so required by the Bank, at its absolute discretion, at any time throughout the Security Period) Freight, Demurrage and Defence insurance as per the terms and conditions of a mutual club or association acceptable to the Bank; and

(f)	Pollution Liability Insurance

an extra insurance in respect of excess Oil Pollution Liability (including -if the vessel insured is a tanker- the Civil Liability Convention certificate) including full cover of pollution risks for the amount up to the maximum commercially available limit and upon such terms as shall be commercially available and accepted by the Bank; and

(g)	USA Pollution Risk Insurance

(in case that the vessel is scheduled to operate within or nearby USA jurisdiction) to cover and keep such vessel covered with an extra insurance in respect of oil pollution liability for an amount and upon such terms as required by international and national law regulations and shall from time to time be required by the Bank; and

(h)	Mortgagee’s Interest Insurance - Mortgagee’s Additional Perils (Pollution) Interest Insurance

Mortgagees’ Interest Insurance and Mortgagee’s Additional Perils (Pollution) Interest Insurance (if so required by the Bank which shall be effected by the Bank in its name but at the expense of the Borrower and each in an amount equal to 125% of the Loan or other similar insurance in respect of any pollution claims against the Vessel for 360 days or upon such terms as shall from time to time be determined by the Bank; and

(i)	Other Insurance

insurance in respect of such other matters of whatsoever nature and howsoever arising in respect of which the Bank would at any time require at its discretion the vessel to be insured.

3.	TERMS AND OBLIGATIONS FOR EFFECTING AND MAINTAINING INSURANCES

3.1
The Insurances to be effected in such currency as the Bank may approve and through the Approved Brokers (other than the mortgagee’s interest insurance which shall be effected through brokers nominated by the Bank) and with such insurance companies and/or underwriters as shall from time to time be approved in writing by the Bank, provided however that the insurances against war risks, protection and indemnity, FD & D cover or other mutual insurance risks may be effected by the entry of the vessel with such war, protection and indemnity or other mutual insurance associations as shall from time to time be approved in writing by the Bank.

3.2
The Insurances to be effected and maintained free of cost and expense to the Bank and in the sole name of the Owner or, if so required by the Bank, in the joint names of the Owner and the Bank (but without liability on the part of the Bank for premiums or calls).  All insurances to be in form and substance and under terms satisfactory to the Bank and with insurers acceptable to the Bank.

3.3	Unless otherwise agreed in writing by the Bank:

(a)
The amount in respect of which the Insurances should be effected shall be an amount (Insurance Amount) which will be (aa) in respect of Hull and Machinery Insurance the greater of the market value of the Vessel and insured for the time being and 125% of an amount (the “Amount of Debt”) equal to (i) the aggregate amount of the Facility if the agreement to which these Insurance Requirements are attached is a Loan Agreement or (ii) the Maximum Limit of the Facility if the agreement to which these Insurance Requirements are attached is a Revolving/Overdraft Facility or a Facility for Issue of Guarantees or Letters of Credit; and (bb) in respect of Mortgagee’s Interest Insurance and/or Mortgagee’s Interest Additional Perils (Pollution), 110% of the Amount of the Facility..

(b)	In case that the Amount of Debt is secured by more than one vessel the above percentages should be covered by the aggregate of the Insurances in respect of all such vessels.

(c)
In case that the vessel insured secures by its Insurances Amounts of Debt under more than one agreements then the above percentages apply to the aggregate of all the Amounts of Debt under all the agreements.

3.4
Any person which is obliged under the agreement to which these Insurance Requirements are attached to effect and maintain the Insurances, it will be obliged and it hereby undertakes, jointly and severally with any other person having the same obligation to (and will ensure that the Owner, if it is a different person shall):

(a)
procure and ensure that the Approved Brokers and/or the Club Managers, as the case may be, shall send to the Bank a letter of undertaking in respect of the Insurances in form and substance satisfactory to the Bank and Notice of Cancellation as per Clause 4(d) below. The Approved Brokers’ Letter of Undertaking shall be compatible with the form recommended by Lloyd’s Insurance Brokers Committee, or any subsequent LIBC form.  Such brokers to further undertake to give immediate notice of any insurance being subject to the Condition Survey Warranty (J.H.II5) and/or Structural Conditions Warranty (J.H.722) and/or the Classification Clause (Hulls) 29/6/89, 30 days prior to the attachment date of any insurance bearing any of these warranties.

(b)
(if any of the Insurances form part of a fleet cover), procure that the Approved Brokers shall undertake to the Bank that they shall neither set off against any claims in respect of the vessel insured any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reasons of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the vessel insured if and when so requested by the Bank;

(c)	punctually pay all premiums, calls, contributions or other sums payable in respect of all Insurances and produce all relevant receipts or other evidence of payment when so required by the Bank;

(d)
at least fourteen (14) days before the Insurances expire, notify the Bank of the names of the brokers and/or the war risks and protection and indemnity risks associations proposed to be employed by the Owner for the purposes of the renewal of such Insurances and of the amounts in which such Insurances are proposed to be renewed and the risks to be covered and, subject to compliance with any requirements of the Bank under the Insurance Requirements, procure that appropriate instructions for the renewal of such Insurances on the terms so specified are given to the Approved Brokers and/or to the approved war risks and protection and indemnity risks associations at least ten (10) days before the relevant Insurances expire, and that the Approved Brokers and/or the approved war risks and protection and indemnity risks associations will at least seven (7) days before such expiry (or within such shorter period as the Bank may from time to time agree) confirm in writing to the Bank as and when such renewals have been effected in accordance with the instructions so given;

(e)	arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity or war risks association;

(f)
deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued and procure that the interest of the Bank shall be endorsed thereon by incorporation of the relevant Loss Payable Clause and by means of a notice of assignment (signed by the Owner) in the form set out in Paragraph 4 of this Schedule or in such other form as may from time to time be agreed in writing by the Bank, and that the Bank shall be furnished with pro forma copies thereof and a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be required by the Bank;

(g)
procure that any protection and indemnity and/or war risks associations and/or Hull and Machinery and/or any other insurance company or underwriters in which the vessel insured is for the time being entered and/or insured shall endorse the relevant Loss Payable Clause on the relevant certificate of entry or policy and shall furnish the Bank with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as shall from time to time be required by the Bank;

(h)
(if so requested by the Bank, but at the cost of the Owner) furnish the Bank from time to time with a detailed report signed by an independent firm of marine insurance brokers appointed by the Bank dealing with the Insurances maintained on the vessel insured and stating the opinion of such firm as to the adequacy thereof;

(i)	do all things necessary and provide all documents, evidence and information to enable the Bank to collect or recover any moneys which shall at any time become due in respect of the Insurances;

(j)
ensure that the vessel insured shall not be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe;

(k)
apply all sums receivable under the Insurances which are paid to the Owner in accordance with the Loss Payable Clauses in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received; and

(l)
(in case that the vessel is scheduled to operate or operates within or nearby USA jurisdiction) make all the Protection & Indemnity Club US Voyage Quarterly Declarations for each quarter in time and send copies of same to the Bank.

(m)	Fleet Cover is permitted only subject to the prior written approval of the Bank, to the conditions set out in 3.4(b) above and the Bank’s prior express written approval of fleet aggregate deductibles.

4.	LOSS PAYABLE CLAUSES AND CANCELLATION CLAUSE

The Loss Payable Clauses to be attached to the relevant Insurances should be substantially in the following form:

(A)           Hull and Machinery (Marine and War Risks)

It is noted that by a Deed of General Assignment and a first preferred/priority [statutory] ………….. ship Mortgage [and a Deed of covenant supplemental thereto, both] dated ….. …………….., 2006  granted by …………………………………, of………………. (the “Owner”) in favour of FBB - FIRST BUSINESS BANK S.A. (the “Mortgagee”) all the Owner’s rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner including all claims of whatsoever nature and return or premia in respect of the ………….. flag m/v “………………..” and accordingly:

(a)           all claims hereunder in respect of an actual or constructive or compromised or arranged total loss, and all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds US$300,000 (Three hundred thousand United States Dollars) inclusive of any deductible) shall be paid in full to the Mortgagee or to its order; and

(b)           all other claims hereunder shall be paid in full to the Owner or to its order, unless and until the Mortgagee shall have notified the insurers hereunder to the contrary, whereupon all such claims shall be paid to the Mortgagee or to its order.

(B)           Protection and Indemnity Risks

Payment of any recovery which ……………..……………., of ………………… (the “Owner”) is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Owner, shall be made to the Owner or to its order, unless and until the Association receives notice to the contrary from FBB - FIRST BUSINESS BANK S.A. (the “Mortgagee”) in which event all recoveries shall thereafter be paid to the Mortgagee or to its order; provided that no liability whatsoever shall attach to the Association, its managers or its agents for failure to comply with the latter obligation until the expiry of two clear business days from the receipt of such notice.

4.2           Notice of Cancellation

The Owner to procure that Notice of Cancellation of Insurances be given to the Mortgagee along the following terms:

Notice of Cancellation of Insurances will be given to FBB - FIRST BUSINESS BANK S.A. (the “Mortgagee”) in any of the following cases:

(a)           immediately of any material changes which are proposed to be made in the terms of the Insurances or if the insurers cease to be insurers for any purposes connected with the Insurances;

(b)           not later than fourteen (14) days prior to the expiry of any of the Insurances if instructions have not been received for the renewal thereof and, in the event of instructions being received to renew, of the details thereof;

(c)           immediately of any instructions or notices received by insurers with regard to the cancellation or invalidity of any of the Insurances aforesaid; and

(d)           immediately if the insurers give notice of their intention to cancel the Insurances, provided that the insurers will not exercise any rights of cancellation by reason of unpaid premiums without giving the Bank fourteen (14) days, from the receipt of such notice in which to remit the sums due.

4.3           Notice of Assignment

The Notice of Assignment shall be in the following form:

Form of Notice of Assignment – First Mortgage
(for attachment by way of endorsement to the Policy)
……………..……………………, of ……………… (the “Owner”) the owner of the m/v “………………” registered under …………… flag, (the “Vessel”) HEREBY GIVE NOTICE that by a Deed of General Assignment made the ..... day of ……………, 2006 and entered into by us with FBB - FIRST BUSINESS BANK S.A. (the “Mortgagee”) there has been assigned by us to the Mortgagee, as first Mortgagee and first assignee of the Vessel all rights, title and interest in and to all policies and contracts of insurance from time to time taken out or entered into by or for the benefit of the Owner, all insurances in respect thereof, including the insurances constituted by the Policy whereon this notice is endorsed and the Owner has authorised the Mortgage to have access and/or obtain any copies of the Policy(ies), certificate(s) of entry and/or other information from the insurers.

Dated ...….. ……………., 2006

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorised officers or Attorneys on the day and year first before written.
THE BANK
SIGNED		)
for and on behalf of		)
FBB-FIRST BUSINESS BANK S.A.		)
by Mr. Nikolaos Vougioukas		)
its duly authorised Attorney-in-fact		)
in the presence of:		)	Attorney-in-Fact

Witness:

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
Piraeus, Greece
Occupation:	Attorney-at-law

THE BORROWER

Executed as a Deed		)
for and on behalf of		)
PARAGON SHIPPING INC.,		)
of The Marshall Islands		)
by Mrs. Maria Stefanou		)
its duly authorised Attorney-in-fact		)
in the presence of:		)

Witness:

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
Piraeus, Greece
Occupation:	Attorney-at-law

THE CORPORATE GUARANTOR
SIGNED by Mr.		)
for and on behalf of		)
CAMELIA NAVIGATION S.A..		)
of the Marshall Islands, in the presence of:		)
its duly authorised Attorney-in-fact		)
in the presence of:		)

Witness:

Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
Piraeus, Greece
Occupation:	Attorney-at-law